                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                                NATCO GROUP, INC.


                            NATCO ACQUISITION COMPANY


                                       AND


                               THE CYNARA COMPANY

                                TABLE OF CONTENTS

ARTICLE I                                                                            Page

         DEFINITIONS

         SECTION 1.01      Definitions..................................................1
         SECTION 1.02      Rules of Construction........................................1

ARTICLE II

         TERMS OF MERGER

         SECTION 2.01      Statutory Merger.............................................2
         SECTION 2.02      Effective Time...............................................2
         SECTION 2.03      Effect of the Merger.........................................2
         SECTION 2.04      Certificate of Incorporation; Bylaws.........................2
         SECTION 2.05      Directors and Officers.......................................2

ARTICLE III

         CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         SECTION 3.01      Merger Consideration; Conversion and
                                        Cancellation of Securities......................3
         SECTION 3.02      Exchange of Certificates.....................................5
         SECTION 3.03      Closing......................................................8
         SECTION 3.04      Stock Transfer Books.........................................8

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         SECTION 4.01      Organization and Qualification; Subsidiaries.................8

         SECTION 4.02      Certificate of Incorporation and Bylaws......................8

         SECTION 4.03      Capitalization...............................................9

         SECTION 4.04      Authorization of Agreement...................................9

         SECTION 4.05      Approvals...................................................10

         SECTION 4.06      No Violation................................................10

         SECTION 4.07      Financial Statements........................................10

         SECTION 4.08      No Material Adverse Effect; Conduct.........................11

         SECTION 4.09      Title to Properties.........................................11


                          AGREEMENT AND PLAN OF MERGER
                                       -i-
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
         SECTION 4.10      Certain Obligations.........................................12
         SECTION 4.11      Permits; Compliance.........................................12
         SECTION 4.12      Litigation; Compliance with Laws............................12
         SECTION 4.13      Employee Benefit Plans......................................12
         SECTION 4.14      Taxes.......................................................15
         SECTION 4.15      Environmental Matters.......................................16
         SECTION 4.16      Intellectual Property.......................................16
         SECTION 4.17      Insurance...................................................17
         SECTION 4.18      Tax Matters.................................................17
         SECTION 4.19      Stockholders................................................17
         SECTION 4.20      Certain Business Practices..................................17
         SECTION 4.21      Brokers.....................................................18

ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF ACQUIROR

         SECTION 5.01      Organization and Qualification; Subsidiaries................18
         SECTION 5.02      Certificate of Incorporation and Bylaws.....................18
         SECTION 5.03      Capitalization..............................................19
         SECTION 5.04      Authorization of Agreement..................................20
         SECTION 5.05      Approvals...................................................20
         SECTION 5.06      No Violation................................................21
         SECTION 5.07      Financial Statements........................................21
         SECTION 5.08      No Material Adverse Effect; Conduct.........................21
         SECTION 5.09      Title to Properties.........................................22
         SECTION 5.10      Certain Obligations.........................................22
         SECTION 5.11      Permits; Compliance.........................................23
         SECTION 5.12      Litigation; Compliance with Laws............................23
         SECTION 5.13      Employee Benefit Plans......................................23
         SECTION 5.14      Taxes.......................................................26
         SECTION 5.15      Environmental Matters.......................................27
         SECTION 5.16      Tax Matters.................................................27
         SECTION 5.17      Brokers.....................................................28
         SECTION 5.18      Financing Registration Statement............................28
         SECTION 5.19      Intellectual Property.......................................29
         SECTION 5.20      Certain Business Practices..................................29

ARTICLE VI

         COVENANTS

         SECTION 6.01      Affirmative Covenants.......................................29


                          AGREEMENT AND PLAN OF MERGER
                                      -ii-

         SECTION 6.02      Negative Covenants..........................................30
         SECTION 6.03      Access and Information......................................34
         SECTION 6.04      Confidentiality Agreement...................................34
         SECTION 6.05      Stockholders' Letter........................................34
         SECTION 6.06      Registration Rights Agreement...............................34

ARTICLE VII

         ADDITIONAL AGREEMENTS

         SECTION 7.01      Meeting of Stockholders.....................................35
         SECTION 7.02      The Public Offering.  ......................................35
         SECTION 7.03      Appropriate Action; Consents; Filings.......................36
         SECTION 7.04      Tax Treatment...............................................37
         SECTION 7.05      Public Announcements........................................37
         SECTION 7.06      Comfort Letters.............................................38
         SECTION 7.07      Exercise or Assumption of Warrants. ........................38
         SECTION 7.08      Employee Benefit Plans......................................38
         SECTION 7.09      Indemnification of Directors and Officers...................39
         SECTION 7.10      Newco.......................................................40
         SECTION 7.11      Securities Exchange Agreement...............................40
         SECTION 7.12      Event Notices...............................................40

ARTICLE VIII

         CLOSING CONDITIONS

         SECTION 8.01      Conditions to Obligations of Each Party
                                        Under This Agreement...........................40
         SECTION 8.02      Additional Conditions to Obligations of the
                                        Acquiror Companies.............................41
         SECTION 8.03      Additional Conditions to Obligations of the Company.........42

ARTICLE IX

         INDEMNIFICATION


         SECTION 9.01      Survival of Representations, Warranties,
                                        Covenants and Agreements. .....................43
         SECTION 9.02      General Indemnification ....................................44


                          AGREEMENT AND PLAN OF MERGER

ARTICLE X

         TERMINATION, AMENDMENT AND WAIVER

         SECTION 10.01     Termination.................................................47
         SECTION 10.02     Effect of Termination.......................................48
         SECTION 10.03     Amendment...................................................48
         SECTION 10.04     Waiver......................................................48
         SECTION 10.05     Fees, Expenses and Other Payments...........................48


ARTICLE XI

         GENERAL PROVISIONS

         SECTION 11.01     Notices.....................................................48
         SECTION 11.02     Headings....................................................50
         SECTION 11.03     Severability................................................50
         SECTION 11.04     Entire Agreement............................................50
         SECTION 11.05     Assignment..................................................50
         SECTION 11.06     Parties in Interest.........................................51
         SECTION 11.07     Failure or Indulgence Not Waiver;
                                        Remedies Cumulative............................51
         SECTION 11.08     Governing Law...............................................51
         SECTION 11.09     Arbitration.................................................51
         SECTION 11.10     Counterparts................................................52

                                     ANNEXES


Annex A           Schedule of Defined Terms
Annex B           Form of Stockholder's Letter
Annex C           Terms of Registration Rights Agreement




                          AGREEMENT AND PLAN OF MERGER
                                      -iv-

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER, dated as of March 26th, 1998 (this "Agreement"), is by and among NATCO Group Inc., a Delaware corporation ("Acquiror"), Natco Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Newco"), and The Cynara Company, a Delaware corporation (the "Company"). The Acquiror and Newco are sometimes referred to herein as the "Acquiror Companies."

                                    RECITALS:

         The Board of Directors of the Company has determined that the business combination to be effected by means of the Merger is consistent with and in furtherance of the long-term business strategy of the Company and is in the best interests of the Company and its stockholders and has approved and adopted this Agreement and recommended approval and adoption of this Agreement by the stockholders of the Company.

         The Board of Directors of the Acquiror has determined that the business combination to be effected by means of the Merger is consistent with and in furtherance of the long-term business strategy of the Acquiror and is fair to, and in the best interests of, the Acquiror and its stockholders and has approved and adopted this Agreement.

         Upon the terms and subject to the conditions of this Agreement and in accordance with the Corporate Statute, the Company will merge with and into Newco and Newco will be the Surviving Corporation.

         For federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of the provisions of Section 368(a) of the Code.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01 Definitions. Certain capitalized and other terms used in this Agreement are defined in Annex A hereto and are used herein with the meanings ascribed to them therein.

         SECTION 1.02 Rules of Construction. Unless the context otherwise requires, as used in this Agreement: (a) a term has the meaning ascribed to it;
(b) an accounting term not otherwise defined has the meaning ascribed to it in accordance with GAAP; (c) "including" means "including without limitation;" (d) words in the singular include the plural; (e) words in the plural include the singular; (f) words applicable to one gender shall be construed to apply to each gender; (g) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement;

and (h) the terms "Article" or "Section" shall refer to the specified Article or Section of this Agreement.

                                   ARTICLE II

                                 TERMS OF MERGER

         SECTION 2.01 Statutory Merger. Subject to the terms and conditions and in reliance upon the representations, warranties, covenants and agreements contained herein, the Company shall merge with and into Newco at the Effective Time. The terms and conditions of the Merger and the mode of carrying the same into effect shall be as set forth in this Agreement. As a result of the Merger, the separate corporate existence of the Company shall cease and Newco shall continue as the Surviving Corporation.

         SECTION 2.02 Effective Time. At the conclusion of the Closing on the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the Corporate Statute.

         SECTION 2.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Corporate Statute. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Newco and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Newco and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 2.04 Certificate of Incorporation; Bylaws. At the Effective Time, the certificate of incorporation and the bylaws of Newco, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and the bylaws of the Surviving Corporation, except that from and after the Effective Time Article I of the certificate of incorporation shall be and read in its entirety as follows:

                                    ARTICLE I

               The name of the corporation shall be "The Cynara Company".

         The certificate of incorporation and bylaws of Newco shall contain provisions substantially similar in form and substance to the indemnification provisions contained in Article Ten of the certificate of incorporation and Article VI of the bylaws of the Company, respectively.

         SECTION 2.05 Directors and Officers. The directors of Newco immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the

                          AGREEMENT AND PLAN OF MERGER
                                       -2-
officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE III

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         SECTION 3.01 Merger Consideration; Conversion and Cancellation of Securities. On the date on which the Effective Time occurs, by virtue of the Merger and without any action on the part of the Acquiror Companies, the Company or the holders of any of the following securities:

                  (a) Conversion Ratio. Subject to the other provisions of this
         Article III, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (including any Company Common Stock issued upon exercise of the outstanding Warrants pursuant to
         Section 7.07 but excluding any Company Common Stock described in Subsection 3.01(d)) shall be converted into 17.68 shares of Acquiror Common Stock, the right to receive $146.25 in cash and the right to receive the Conditional Accelerated Earnout Shares, the Accelerated Earnout Shares and the Earnout Shares, if any (which right shall not be assignable except by operation of Law and which right shall in no event entitle the holder to more than 17.68 shares of Acquiror Common Stock). The Acquiror shall issue any Conditional Accelerated Earnout Shares on the Conditional Accelerated Payout Date, any Accelerated Earnout Shares on the Accelerated Payout Date and any Earnout Shares on the Payout Date. Notwithstanding the foregoing, (i) if between the date of this Agreement and the Effective Time the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Merger Consideration Per Share of Company Common Stock or Acquiror Common Stock shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares and, (ii) if between the Effective Time and Payout Date the outstanding shares of Company Common Stock or Acquiror Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the numbers of Earnout Shares, Accelerated Earnout Shares and Conditional Accelerated Earnout Shares shall, to the extent such shares have not theretofore been issued, be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

                  (b) Earnout Determination. The Estimated Gross Margin on the CTOC Project Contract if it becomes an Awarded Project Contract shall be determined by the Acquiror on or prior to the 30th day following the date of award thereof. The Estimated Gross Margin on all Awarded Project Contracts shall be determined by the Acquiror on or prior to March 31, 2000. The Earned Gross Margin on all Awarded Project Contracts shall be determined by the Acquiror as of March 31, 2001.

                          AGREEMENT AND PLAN OF MERGER
                                       -3-

                  (c) Notwithstanding the provisions of subsections (a) and (b) of this Section 3.01, no Designated Company Stockholder shall have any obligation to return any shares of Acquiror Common Stock by reason of the fact that the calculation of the number of Accelerated Earnout Shares or Earnout Shares shall result in a negative number.

                  (d) Cancellation of Converted Shares. All shares of Company Common Stock shall at the Effective Time, upon conversion thereof into shares of Acquiror Common Stock and the right to receive cash, cease to be outstanding and shall without further action be canceled and retired, and each certificate previously evidencing Company Common Stock outstanding immediately prior to the Effective Time (other than Company Common Stock described in Subsection 3.01(d)) shall thereafter be deemed, for all purposes other than the payment of dividends or distributions, to represent that number of shares of Acquiror Common Stock and the right to receive cash determined pursuant to Section 3.01(a) and, if applicable, the right to receive cash pursuant to Subsection 3.02(e). The holders of certificates previously evidencing Company Common Stock shall cease to have any rights with respect to such Company Common Stock except as otherwise provided herein or by law.

                  (e) Treasury Stock. Notwithstanding any provision of this Agreement to the contrary, each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock, if any, owned by the Acquiror or any direct or indirect wholly owned Subsidiary of the Acquiror or of the Company immediately prior to the Effective Time shall be canceled and extinguished without conversion thereof.

                  (f) Newco Stock. Each share of common stock, par value $1.00 per share, of Newco issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $1.00 per share, of the Surviving Corporation.

                  (g) Review of Earnout Determination. The Acquiror shall timely prepare the estimations of Estimated Gross Margin referenced in the definitions of Accelerated Additional Shares and Conditional Accelerated Additional Shares and shall deliver such estimations at least fifteen (15) days prior to the related payout date to the Representative (as hereinafter defined) and shall provide the Representative with a reasonably detailed calculation of Estimated Gross Margin together with any supporting backup reasonably requested by the Representative. If the Representative shall have any objections to the estimations of Estimated Gross Margin in the case of the Conditional Accelerated Additional Shares or the Accelerated Additional Shares, the Representative shall so notify the Acquiror and the Acquiror and the Representative shall endeavor in good faith to resolve their differences prior to the related payout date. Any dispute not so resolved shall be deferred until the Payout Date. The Acquiror shall timely prepare the estimation of Earned Gross Margin referenced in the definition of Additional Shares and shall deliver such estimation at least thirty (30) days prior to the Payout Date and shall provide the Representative with a reasonably detailed calculation of Earned Gross Margin together with any supporting backup reasonably requested by the Representative. The Representative shall notify the

                          AGREEMENT AND PLAN OF MERGER

         Acquiror in writing of any objections that the Representative may have with respect thereto at least fifteen (15) days prior to the Payout Date and thereafter the Acquiror and the Representative shall in good faith endeavor to resolve their differences until the tenth day prior to the Payout Date. If the parties are unable to resolve their differences (the "Differences"), the Representative shall have until the Payout Date to notify the Acquiror that the Representative intends to apply for arbitration pursuant to Section 11.09 of the Differences. If the Acquiror is so notified, the Acquiror shall deliver the Earnout Shares, less the Earnout Shares attributable to the Differences on the Payout Date. The Earnout Shares attributable to the Differences shall be delivered by the Acquiror upon resolution of all such Differences, whether by arbitration or otherwise. The Representative shall be Douglas P. Heller, and the Representative may be changed at any time by notice to the Acquiror signed by a majority in interest of the Designated Company Stockholders (determined at the time by reference to the holdings of Company Common Stock of each of the Designated Company Stockholders immediately prior to the Effective Time after giving effect to the exercise of the Warrants).

         SECTION 3.02      Exchange of Certificates.

                  (a) Exchange Fund. At least ten days prior to the Effective Date, the Acquiror will appoint the Exchange Agent. At or immediately prior to the Effective Time, the Acquiror shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the former holders of Company Common Stock as of the Effective Time, for exchange in accordance with this Article III, through the Exchange Agent, certificates evidencing a number of shares of Acquiror Common Stock and an amount of cash equal to the product of the Merger Consideration Per Share of Company Common Stock (other than the right to receive the Earnout Shares) and the number of shares of Company Common Stock outstanding immediately prior to the Effective Time (exclusive of any such shares to be canceled pursuant to Subsection 3.01(c)), together with any cash to be paid pursuant to Section 3.02(e). The Exchange Agent shall, pursuant to irrevocable instructions from the Acquiror that are reasonably acceptable to the Company, deliver Acquiror Common Stock, together with any cash to be paid in lieu of fractional interests in shares of Acquiror Common Stock pursuant to Subsection 3.02(e) and any dividends or distributions to be paid pursuant to Subsection 3.02(d), in exchange for certificates theretofore evidencing Company Common Stock surrendered to the Exchange Agent pursuant to Subsection 3.02(c). Except as contemplated by Subsection 3.02(e), the Exchange Fund shall not be used for any other purpose.

                  (b) Letter of Transmittal. The Acquiror will at the request of any Designated Company Stockholder provide to the Designated Company Stockholder within 10 days of such request a letter of transmittal and other appropriate materials for use in surrendering to the Exchange Agent certificates that prior to the Effective Time evidenced shares of Company Common Stock. To the extent that the Designated Company Stockholders do not make any such request prior to the Effective Time, the Acquiror will cause the Exchange Agent to send, within two Business Days after the Effective Time, to each record holder of

                          AGREEMENT AND PLAN OF MERGER

         Company Common Stock immediately prior to the Effective Time a letter of transmittal and other appropriate materials for use in surrendering to the Exchange Agent certificates that prior to the Effective Time evidenced shares of Company Common Stock. Such letter of transmittal shall include a Form W-9 prescribed by the Regulations under the Code.

                  (c) Exchange Procedures. Promptly after the Effective Time, the Exchange Agent shall distribute to each former holder of Company Common Stock, upon surrender to the Exchange Agent for cancellation of one or more certificates that theretofore evidenced shares of Company Common Stock, certificates evidencing the appropriate number of shares of Acquiror Common Stock and cash into which such shares of Company Common Stock were converted pursuant to the Merger, together with any cash to be paid in lieu of fractional interests in shares of Acquiror Common Stock pursuant to Subsection 3.02(e) and any dividends or distributions to be paid pursuant to Subsection 3.02(d). If shares of Acquiror Common Stock are to be issued to a Person other than the Person in whose name the surrendered certificate or certificates are registered, it shall be a condition of issuance of the Acquiror Common Stock that (i) the surrendered certificate or certificates shall be properly endorsed, with signatures guaranteed or otherwise in proper form for transfer, and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of Acquiror Common Stock to a Person other than the registered holder of the surrendered certificate or certificates or (ii) such Person shall establish to the satisfaction of the Acquiror that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Company Common Stock for any Acquiror Common Stock or cash into which such Company Common Stock shall have been converted pursuant to the Merger, cash in lieu of fractional share interests or dividends or distributions thereon required to be delivered to a public official pursuant to any applicable escheat law in accordance with an opinion of counsel to such effect.

                  (d) Distributions with Respect to Unexchanged Shares of Company Common Stock. No dividends or other distributions declared or made with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any certificate that theretofore evidenced shares of Company Common Stock until the holder of such certificate shall surrender such certificate. Subject to the effect of any applicable escheat laws, following surrender of any such certificate, there shall be paid (i) to the holder of the certificates evidencing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, (A) promptly, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Acquiror Common Stock and (B), at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Acquiror Common Stock and
         (ii) to the holder of any certificate that theretofore evidenced shares of Company Common Stock, without interest, promptly the amount of any cash payable with respect to a fractional share of Acquiror Common Stock to which such holder is entitled pursuant to Subsection 3.02(e).

                          AGREEMENT AND PLAN OF MERGER
                                       -6-

                  (e) No Fractional Shares. Notwithstanding anything herein to the contrary, no certificates or scrip evidencing fractional shares of Acquiror Common Stock shall be issued in connection with the Merger, and any such fractional share interests to which a holder of record of Company Common Stock at the Effective Time would otherwise be entitled will not entitle such holder to vote or to any rights of a stockholder of the Acquiror. In lieu of any such fractional shares, each holder of record of Company Common Stock at the Effective Time who but for the provisions of this Subsection 3.02(e) would be entitled to receive a fractional interest of a share of Acquiror Common Stock pursuant to the Merger shall be paid cash, without any interest thereon, as hereinafter provided. The Acquiror shall instruct the Exchange Agent to determine the number of fractional shares of Acquiror Common Stock allocable to each holder of record of Company Common Stock at the Effective Time and to advise the Acquiror of the amount of cash required to be paid to the holders thereof at the rate of an amount equal to the initial public offering price per share in the Public Offering per whole share of Acquiror Common Stock. The Acquiror shall promptly deposit the aggregate amount of cash so required with the Exchange Agent as part of the Exchange Fund. Thereafter, the Exchange Agent shall, in accordance with Subsection 3.02(d), pay to the Persons who would otherwise be entitled to receive a fractional interest of a share of Acquiror Common Stock an amount in cash equal to an amount equal to the initial public offering price per share in the Public Offering multiplied by the fraction of a share of Acquiror Common Stock.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains unclaimed by the former holders of Company Common Stock for twelve months after the Effective Time shall be delivered to the Acquiror, upon demand, and any former holders of Company Common Stock who shall not have theretofore complied with this Article III shall thereafter look only to the Acquiror for the Acquiror Common Stock and any cash to which they are entitled.

                  (g) Withholding of Tax. The Acquiror shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Company Common Stock such amounts as the Acquiror (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Acquiror, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of Company Common Stock in respect of which such deduction and withholding was made by the Acquiror. To the extent that any former holder of Company Common Stock shall execute and return the Form W-9 included in the letter of transmittal, no such withholding shall be required or made.

                  (h) Lost Certificates. If any certificate evidencing Company Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by Acquiror, the posting by such Person of a bond, in such reasonable amount as Acquiror may direct, as indemnity against claims that may be made against it with respect to such certificate, the

                          AGREEMENT AND PLAN OF MERGER

         Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate the Acquiror Common Stock and cash into which such Company Common Stock shall have been converted pursuant to the Merger, any cash in lieu of fractional shares of Acquiror Common Stock to which the holder thereof may be entitled pursuant to Section 3.02(e) and any dividends or other distributions to which the holder thereof may be entitled pursuant to Subsection 3.02(d).

         SECTION 3.03 Closing. The Closing shall take place at the offices of Vinson & Elkins L.L.P., 1001 Fannin, 3600 First City Tower, Houston, Texas 77002-6760, at 10:00 a.m. on the day on which the closing of the Public Offering is effected or at such other place and time as the parties hereto may agree.

         SECTION 3.04 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         If and to the extent any information required to be furnished in any Section of the Company's Disclosure Letter is contained in another Section of the Company's Disclosure Letter, such information will be deemed to be included in all Sections of the Company's Disclosure Letter if such disclosure is reasonably apparent on its face. Subject to the provisions of Section 9.01, the Company hereby represents and warrants to the Acquiror Companies that:

         SECTION 4.01 Organization and Qualification; Subsidiaries. The Company is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than any matters, including the failure to be so duly qualified and in good standing, that could not reasonably be expected to have a Material Adverse Effect on the Company. The Company does not have any Subsidiaries. Except as disclosed in Section 4.01 of the Company's Disclosure Letter, the Company does not own an equity interest in any partnership, joint venture arrangement or other business entity that is Material to the Company.

         SECTION 4.02 Certificate of Incorporation and Bylaws. The Company has heretofore marked for identification and furnished to the Acquiror complete and correct copies of its certificate of incorporation and bylaws, in each case as amended or restated to the date hereof. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws.


                          AGREEMENT AND PLAN OF MERGER

         SECTION 4.03     Capitalization.

                  (a) Company Common Stock. The authorized capital stock of the Company consists solely of (i) 100,000 shares of Company Common Stock consisting of 90,000 shares of Class A Common Stock and 10,000 shares of Class B Common Stock, of which as of December 31, 1997: (A) 49,999.99 shares of Class A Common Stock were issued and outstanding,
         (B) no shares of Class B Common Stock were issued and outstanding. All the outstanding shares of Class A Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Company's certificate of incorporation or bylaws or any agreement to which the Company is a party or is bound other than the Stockholders Agreement dated July 1, 1996 by and among the Company, BOCP and the stockholders of the Company (the "Company Stockholders Agreement"). Except as set forth in Subsection 4.03(a) of the Company's Disclosure Letter, between December 31, 1997 and the date of this Agreement, no shares of Company Common Stock have been issued by the Company and the Company has not granted any options for, or other rights to purchase, shares of Company Common Stock.

                  (b) Reserved Shares. Except as set forth in Subsection 4.03(a), no shares of Common Stock are reserved for issuance, and, except for the Warrants listed in Subsection 4.03(b) of the Company's Disclosure Letter, there are no contracts, agreements, commitments or arrangements obligating the Company (i) to offer, sell, issue or grant any Equity Securities of the Company, (ii) to redeem, purchase or acquire, or to offer to purchase or acquire, any outstanding Equity Securities of the Company or (iii) to grant any Lien on any shares of capital stock of the Company.

                  (c) Adverse Claims. Except for the Warrants and the Company Stockholders Agreement, there are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of the Company or with respect to the registration of the offering, sale or delivery of any shares of capital stock of the Company under the Securities Act.

         SECTION 4.04 Authorization of Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and each instrument required hereby to be executed and delivered by it at the Closing and the performance of its obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action on the part of the Company (other than, with respect to this Agreement, the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock in accordance with the Corporate Statute). This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery hereof by the other parties hereto) constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms,

                          AGREEMENT AND PLAN OF MERGER
                                       -9-
except as the same may be limited by legal principles of general applicability governing the application and availability of equitable remedies.

         SECTION 4.05 Approvals. Except as set forth in Section 4.05 of the Company's Disclosure Letter and for the applicable requirements, if any, of (a) the Securities Act, (b) the Exchange Act, (c) state securities or blue sky laws,
(b) the HSR Act, (c) the filing and recordation of appropriate merger documents as required by the Corporate Statute and (d) those Laws, Regulations and Orders noncompliance with which could not reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or to have a Material Adverse Effect on the Company, no filing or registration with, no waiting period imposed by and no Permit or Order of, any Governmental Authority is required under any Law, Regulation or Order applicable to the Company to permit the Company to execute, deliver or perform this Agreement or any instrument required hereby to be executed and delivered by it at the Closing.

         SECTION 4.06 No Violation. Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by and receipt of all Permits and Orders of, Governmental Authorities indicated as required in Section 4.05 and receipt of the approval of this Agreement by the stockholders of the Company as required by the Corporate Statute and the approvals or consents required to be obtained from the other parties disclosed in Section 4.06 of the Company's Disclosure Letter, neither the execution and delivery by the Company of this Agreement or any instrument required hereby to be executed and delivered by it at the Closing nor the performance by the Company of its obligations hereunder or thereunder will (a) violate or breach the terms of or cause a default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under (i) any Law, Regulation or Order applicable to the Company, (ii) the certificate of incorporation or bylaws of the Company or (iii) any contract or agreement to which the Company or any of its Subsidiaries is a party or by which it or any of its properties or assets is bound, or (b) with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (a) of this Section, except in any such case for any matters described in this Section that could not reasonably be expected to have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement or a Material Adverse Effect on the Company.

         SECTION 4.07     Financial Statements.

                  (a) The Company Financial Statements (i) have been prepared in accordance with GAAP and (ii) fairly present the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated.

                  (b) Except as set forth in Subsection 4.07(b) of the Company's Disclosure Letter, there exist no liabilities or obligations of the Company that are Material to the Company,

                          AGREEMENT AND PLAN OF MERGER
                                      -10-
         whether accrued, absolute, contingent or threatened, that would be required to be reflected, reserved for or disclosed under GAAP in financial statements of the Company (including the notes thereto) as of and for the period ended on the date of this representation and warranty, other than (i) liabilities or obligations that are adequately reflected, reserved for or disclosed in the Company's Financial Statements, (ii) liabilities or obligations incurred in the ordinary course of business of the Company since December 31, 1997, (iii) liabilities or obligations the incurrence of which is not prohibited by Subsection 6.02(a) and (iv) liabilities and obligations that are not Material to the Company.

         SECTION 4.08     No Material Adverse Effect; Conduct.

                  (a) Since December 31, 1997, no event (other than any event that is of general application to all or a substantial portion of the Company's industry and other than any event that is expressly subject to any other representation or warranty contained in Article IV) has, to the Knowledge of the Company, occurred that, individually or together with other similar events, could reasonably be expected to constitute or cause a Material Adverse Effect on the Company.

                  (b) Except as disclosed in Subsection 4.08(b) of the Company's Disclosure Letter, during the period from December 31, 1997 to the date of this Agreement, the Company has not engaged in any conduct that is proscribed during the period from the date of this Agreement to the Effective Time by subsections (i) through (xii) of Subsection 6.02(a) or agreed in writing or otherwise during such period prior to the date of this Agreement to engage in any such conduct.

         SECTION 4.09 Title to Properties. The Company has indefeasible title to all of the properties reflected in the Company's Balance Sheet, other than any properties reflected in the Company's Balance Sheet that (i) have been sold or otherwise disposed of since the date of the Company's Balance Sheet in the ordinary course of business consistent with past practice or (ii) are not, individually or in the aggregate, Material to the Company, free and clear of Liens, other than (x) Liens the existence of which is reflected in the Company's Financial Statements, (y) Permitted Encumbrances and (z) Liens that, individually or in the aggregate, are not Material to the Company. The Company holds under valid lease agreements all real and personal properties reflected in the Company's Balance Sheet as being held under capitalized leases, and all real and personal property that is subject to the operating leases to which reference is made in the notes to the Company's Audited Financial Statements, and enjoy peaceful and undisturbed possession of such properties under such leases, other than (i) any properties as to which such leases have terminated in the ordinary course of business without any Material liability of any party thereto since the date of the Company's Balance Sheet and (ii) any properties that, individually or in the aggregate, are not Material to the Company. The Company has not received any written notice of any adverse claim to the title to any properties owned by it or with respect to any lease under which any properties are held by it, other than any claims that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.


                          AGREEMENT AND PLAN OF MERGER
                                      -11-

         SECTION 4.10 Certain Obligations. Except as set forth in Section 4.10 of the Company's Disclosure Letter, the Company is not a party to or bound by any Material Contract. Except as set forth in Section 4.10 of the Company's Disclosure Letter, all Material Contracts to which the Company is a party are in full force and effect, the Company has performed its obligations thereunder to date and, to the Knowledge of the Company, each other party thereto has performed its obligations thereunder to date, other than any failure of a Material Contract to be in full force and effect or any nonperformance thereof that could not reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 4.11 Permits; Compliance. To the Knowledge of the Company, the Company has obtained all Permits that are necessary to carry on its business as currently conducted, except for any such Permits that its failure to possess, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company. Such Permits are in full force and effect, have not been violated in any respect that could reasonably be expected to have a Material Adverse Effect on the Company and, to the Knowledge of the Company, no suspension, revocation or cancellation thereof has been threatened and there is no action, proceeding or investigation pending or threatened regarding suspension, revocation or cancellation of any of such Permits, except where the suspension, revocation or cancellation of such Permits could not reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 4.12 Litigation; Compliance with Laws. There are no actions, suits, investigations or proceedings (including any proceedings in arbitration) pending or, to the Knowledge of the Company, threatened against the Company, at law or in equity, in any Court or before or by any Governmental Authority, except actions, suits or proceedings that (a) are set forth in Section 4.12 or
Section 4.15 of the Company's Disclosure Letter or (b), individually or, with respect to multiple actions, suits or proceedings that allege similar theories of recovery based on similar facts, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company. There are no claims pending or, to the Knowledge of the Company, threatened by any Persons against the Company for indemnification pursuant to any statute, organizational document, contract or otherwise with respect to any action, suit, investigation or proceeding pending or previously determined in any Court or before or by any Governmental Authority. Except as set forth in Section 4.12 of the Company's Disclosure Letter, the Company is in substantial compliance with all applicable Laws and Regulations and is not in default with respect to any Order applicable to the Company, except such events of noncompliance or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 4.13     Employee Benefit Plans.

                  (a) Listing. Each Benefit Plan of the Company is listed in Subsection 4.13(a) of the Company's Disclosure Letter, including, with respect to Terminated Benefit Plans, the date of termination. True and correct copies of each of the following have been made available to the
         Acquiror: (i) the most recent annual report (Form 5500) relating to each such Current Benefit Plan filed with the IRS, (ii) the plan document for each such Current Benefit Plan, (iii) the trust agreement, if any, relating to each such Current Benefit Plan, (iv) the most

                          AGREEMENT AND PLAN OF MERGER
                                      -12-
         recent summary plan description for each such Current Benefit Plan for which a summary plan description is required by ERISA, (v) the most recent actuarial report or valuation relating to each such Current Benefit Plan subject to Title IV of ERISA and (vi) the most recent determination letter, if any, issued by the IRS with respect to any such Current Benefit Plan intended to be qualified under Section 401 of the Code.

                  (b) Liability Related to Plans. No event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company could be subject to any liability under the terms of such Benefit Plans, or with respect to any such Benefit Plans, under ERISA, the Code or any other applicable Law, other than any event, condition or set of circumstances that could not reasonably be expected to have a Material Adverse Effect on the Company.

                  (c) Qualified Status. Each Current Benefit Plan intended to be qualified under Code Section 401 (i) satisfies in form the requirements of such Section, (ii) is a standardized prototype which does not require an individual favorable determination letter from the IRS,
         (iii) has not, since adoption of the prototype, been amended and (iv) has not been operated in a way that would adversely affect its qualified status.

                  (d) No Termination of Current Plans. There has been no termination or partial termination of any such Current Benefit Plan within the meaning of Section 411(d)(3) of the Code. The Company intends to terminate its Management Incentive Plan (the "MIP") as of or immediately prior to the Closing and to pay any accrued amounts to employees of the Company entitled to participate in the MIP as of the termination date.

                  (e) Terminated Plans. Any such Terminated Benefit Plan intended to have been qualified under Section 401 of the Code received a favorable determination letter from the IRS with respect to its termination.

                  (f) No Claims. There are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of the Company, threatened against, or with respect to, any of such Benefit Plans or their assets that could reasonably be expected to have a Material Adverse Effect on the Company.

                  (g) Pending Matters. To the Knowledge of the Company, there is no matter pending (other than routine qualification determination filings) with respect to any of such Benefit Plans before the IRS, the Department of Labor, the PBGC or any other Governmental Authority.

                  (h) Required Contributions. All contributions required to be made by the Company or the Company's Subsidiaries to such Benefit Plans pursuant to their terms and provisions have been made timely.


                          AGREEMENT AND PLAN OF MERGER
                                      -13-

                  (i) No ERISA Violations. As to any such Current Benefit Plan subject to Title IV of ERISA, (i) there has been no event or condition that presents a material risk of plan termination, (ii) no accumulated funding deficiency, whether or not waived, within the meaning of
         Section 302 of ERISA or Section 412 of the Code has been incurred within six years prior to date of this Agreement, (iii) no reportable event within the meaning of Section 4043 of ERISA (for which the disclosure requirements of Regulation section 2615.3 promulgated by the PBGC have not been waived) has occurred within six years prior to the date of this Agreement, (iv) no notice of intent to terminate such Benefit Plan has been given under Section 4041 of ERISA, (v) no proceeding has been instituted under Section 4042 of ERISA to terminate such Benefit Plan, (vi) no liability to the PBGC has been incurred (other than with respect to required premium payments) and (vii) the assets of the Benefit Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of ERISA, under the Benefit Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC.

                  (j) Nondeductible Payments. Except as set forth in Subsection 4.13(j) of the Company's Disclosure Letter, in connection with the consummation of the transactions contemplated by this Agreement, no payment of money or other property, acceleration of benefits or provision of other rights has been or will be made under any such Current Benefit Plans or any of the programs, agreements, policies or other arrangements described in Subsection 4.13(l) of the Company's Disclosure Letter that would be reasonably likely to be nondeductible under Section 280G of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

                  (k) No Required Increases. Except as set forth in Subsection 4.13(k) of the Company's Disclosure Letter, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) require the Company to make a larger contribution to, or pay greater benefits or provide other rights under, any Current Benefit Plan or any of the programs, agreements, policies or other arrangements described in Subsection 4.13(l) of the Company's Disclosure Letter than it otherwise would, whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered or (ii) create or give rise to any additional vested rights or service credits under any Current Benefit Plan or any of such programs, agreements, policies or other arrangements, whether or not some other subsequent action or event would be required to cause such creation or acceleration to be triggered.

                  (l) Severance and Employment Agreements. Except as set forth in Subsection 4.13(l) of the Company's Disclosure Letter, the Company is not a party to nor is it bound by any severance agreement (involving $50,000 or more), program or policy. True and correct copies of all employment agreements with officers of the Company and all vacation, overtime and other compensation policies of the Company relating to its employees have been made available to the Acquiror.


                          AGREEMENT AND PLAN OF MERGER
                                      -14-

                  (m) Retiree Benefits. Except as set forth in Subsection 4.13(m) of the Company's Disclosure Letter, no Benefit Plan provides retiree medical or retiree life insurance benefits to any Person and the Company is not contractually or otherwise obligated (whether or not in writing) to provide any Person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and
         Section 4980B of the Code. Each Benefit Plan or other arrangement described in Subsection 4.13(m) of the Company's Disclosure Letter may be unilaterally amended or terminated in its entirety without liability except as to benefits accrued thereunder prior to such amendment or termination.

                  (n) Multiemployer Plans. The Company does not contribute or have any obligation to contribute, and has not within six years prior to the date of this Agreement contributed or had an obligation to contribute, to a multiemployer plan within the meaning of Section 3(37) of ERISA.

                  (o) Vacation Policies. Except as set forth in Subsection 4.13(o) of the Company's Disclosure Letter, the vacation policies of the Company do not provide for carryover vacation from one calendar year to the next.

                  (p) Collective Bargaining Agreements. No collective bargaining agreement to which the Company is a party is currently in effect or is being negotiated by the Company. There is no pending or, to the Knowledge of the Company, threatened labor dispute, strike or work stoppage against the Company that could reasonably be expected to have a Material Adverse Effect on the Company. To the Knowledge of the Company, neither the Company nor any representative or employee of the Company has in the United States committed any unfair labor practices in connection with the operation of the business of the Company, and there is no pending or, to the Knowledge of the Company, threatened charge or complaint against the Company by the National Labor Relations Board or any comparable agency of any state of the United States.

                  SECTION 4.14   Taxes.

                  (a) Tax Returns and Taxes. Except for such matters as could not reasonably be expected to have a Material Adverse Effect on the Company, (i) all Tax Returns that are required to be filed by or with respect to the Company on or before the Effective Time have been or will be timely filed, (ii) all Taxes payable by the Company with respect to the income, operations, business or capital of the Company on or before the Effective Time have been or will be timely paid in full, (iii) all withholding Tax requirements imposed on or with respect to the Company have been or will be satisfied in full in all respects and (iv) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

                  (b) Audits. Except as set forth in Subsection 4.14(b) of the Company's Disclosure Letter, all Tax Returns have been audited by the applicable Governmental

                          AGREEMENT AND PLAN OF MERGER
                                      -15-

         Authority or the applicable statute of limitations has expired for the period covered by such Tax Returns.

                  (c) Extensions of Times. Except as set forth in Subsection 4.14(c) of the Company's Disclosure Letter, there is not in force any extension of time with respect to the due date for the filing of any Tax Return or any waiver or agreement for any extension of time for the assessment or payment of any Tax due with respect to the period covered by any Tax Return.

                  (d) Claims. There is no claim against or with respect to the income, operations, business or capital of the Company for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return, that, in either case, could reasonably be expected to have a Material Adverse Effect on the Company.

                  (e) Affiliated Group. Except as set forth in Subsection 4.14(e) of the Company's Disclosure Letter, the Company has not, during the last ten years, been a member of an affiliated group filing a consolidated federal income Tax Return.

         SECTION 4.15 Environmental Matters. Except for matters disclosed in
Section 4.15 of the Company's Disclosure Letter and except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company, (a) the properties, operations and activities of the Company are in compliance with all applicable Environmental Laws; (b) the Company and the properties and operations of the Company are not subject to any existing, pending or, to the Knowledge of the Company, threatened action, suit, investigation, inquiry or proceeding by or before any Court or Governmental Authority under any Environmental Law; (c) all Permits, if any, required to be obtained or filed by the Company under any Environmental Law in connection with the business of the Company have been obtained or filed and are valid and currently in full force and effect; (d) there has been no release of any hazardous substance, pollutant or contaminant into the environment by the Company or in connection with its properties or operations; (e) there has been no exposure (attributable to the action of the Company) of any Person or property to any hazardous substance, pollutant or contaminant in connection with the properties, operations and activities of the Company; and (f) the Company has made available to the Acquiror all internal and external environmental audits and studies and all correspondence on substantial environmental matters (in each case relevant to the Company) in the possession of the Company.

         SECTION 4.16 Intellectual Property. Other than as disclosed in Section
4.16 of the Company's Disclosure Letter, the Company owns or holds licenses under or otherwise has the right to use or sublicense, all foreign and domestic patents, trademarks (common law and registered), trademark registration applications, service marks (common law and registered), service mark registration applications, trade names and copyrights, copyright applications, trade secrets, know-how and other proprietary information as are necessary for the conduct of the business of the Company as currently conducted except for any such intellectual property as to which the failure to own or hold licenses could not reasonably be expected to have a Material Adverse Effect on the

                          AGREEMENT AND PLAN OF MERGER
                                      -16-

Company. Other than as disclosed in Section 4.16 of the Company's Disclosure Letter, the Company is not currently in receipt of any notice of infringement or notice of conflict with the asserted rights of others in any patents, trademarks, service marks, trade names, trade secrets and copyrights owned or held by other Persons, except, in each case, for matters that could not reasonably be expected to have a Material Adverse Effect on the Company. Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby will violate or breach the terms or cause any cancellation of any Material license held by the Company under any patent, trademark, service mark, trade name, trade secret or copyright.

         SECTION 4.17 Insurance. Section 4.17 of the Company's Disclosure Letter sets forth a list, including the name of the underwriter, the risks insured, coverage and related limits and deductibles, expiration dates and significant riders, of the principal insurance policies currently maintained by the Company. To the Knowledge of the Company, all such policies are in full force and effect and all premiums due thereon have been paid.

         SECTION 4.18 Tax Matters. The Company has not taken or agreed to take any action that would prevent the Merger from constituting a reorganization within the meaning of section 368(a) of the Code. Specifically:

         (a) Preservation of Proprietary Interest. Prior to and in connection with the Merger, (x) none of the Company Common Stock will be redeemed,
         (y) no extraordinary distribution will be made with respect to the Company Common Stock and (z) none of the Company Common Stock will be acquired by any Person related (as the term "related" is defined in Treas. Reg. Sections 1.368-1(e)(3) without regard to Sections 1.368-1(e)(3)(i)(A)) to the Company.

         (b) Expenses. The Company and the stockholders of the Company will each pay their respective expenses, if any, incurred in connection with the Merger.

         (c) Intercorporate Indebtedness. There is no intercorporate indebtedness existing between the Company and the Acquiror or between the Company and Newco that was issued, acquired, or will be settled at a discount.

         (d) Investment Company. The Company is not an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

         (e) Bankruptcy. The Company is not under the jurisdiction of a court in a title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

         SECTION 4.19 Stockholders. Section 4.19 of the Company's Disclosure Letter contains a true and complete list of all Persons who as of the date hereof own shares of Company Common Stock of record or, to the Knowledge of the Company, beneficially.

         SECTION 4.20 Certain Business Practices. To the Company's Knowledge, as of the date of this Agreement, neither the Company nor any director, officer, employee or agent of the

                          AGREEMENT AND PLAN OF MERGER
                                      -17-

Company has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment, except for any such matters that could not reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 4.21 Brokers. Except as set forth in Section 4.21 of the Company's Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

         If and to the extent any information required to be furnished in any Section of the Acquiror's Disclosure Letter is contained in another Section of the Acquiror's Disclosure Letter, such information will be deemed to be included in all Sections of the Acquiror's Disclosure Letter if such disclosure is reasonably apparent on its face. Subject to the provisions of Section 9.01, the Acquiror Companies hereby represent and warrant to the Company that:

         SECTION 5.01 Organization and Qualification; Subsidiaries. The Acquiror, Newco and each other Subsidiary of the Acquiror are legal entities duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization, have all requisite power and authority to own, lease and operate their respective properties and to carry on their business as it is now being conducted and are duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by them or the ownership or leasing of their respective properties makes such qualification necessary, other than any matters, including the failure to be so duly qualified and in good standing, that could not reasonably be expected to have a Material Adverse Effect on the Acquiror.
Section 5.01 of the Acquiror's Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of all Significant Subsidiaries of the Acquiror, together with the jurisdiction of incorporation of each such Subsidiary and the percentage of each such Subsidiary's outstanding capital stock or other equity interests owned by the Acquiror or another Subsidiary of the Acquiror. Except for investments in Subsidiaries, neither the Acquiror, Newco nor any of the Acquiror's other Subsidiaries owns an equity interest in any partnership or joint venture arrangement or other business entity that is Material to the Acquiror.

         SECTION 5.02 Certificate of Incorporation and Bylaws. The Acquiror has heretofore marked for identification and furnished to the Company complete and correct copies of the certificate of incorporation and the bylaws or the equivalent organizational documents, in each case as amended

                          AGREEMENT AND PLAN OF MERGER
                                      -18-
or restated to the date hereof, of the Acquiror and each of its Significant Subsidiaries. None of the Acquiror, Newco or any of the Acquiror's Significant Subsidiaries is in violation of any of the provisions of its certificate of incorporation or bylaws (or equivalent organizational documents).

         SECTION 5.03     Capitalization.

                  (a) As of the date of this Agreement, the authorized capital stock of the Acquiror consists of 50,000,000 shares of Common Stock, of which 6,666,667 shares are, as of such date, issued and outstanding and owned beneficially and of record by the Stockholders, free and clear of all Liens, and 5,000,000 shares of Preferred Stock, without par value, of which 200,000 shares have been designated as the Series A Junior Participating Preferred Stock and of which none is issued or outstanding. As of the date hereof, no other shares of capital stock of the Acquiror are issued or outstanding. Section 5.03(a) of the Acquiror's Disclosure Letter sets forth the Persons who own the Acquiror Common Stock of record and beneficially as of the date hereof, including the number of shares owned by each, and the pro forma ownership of the Acquiror Common Stock after giving effect to the consummation of the Securities Exchange Agreement, the Merger and the Public Offering (based on the assumptions therein set forth). The Acquiror has heretofore delivered to the Company a true and correct copy of the Securities Exchange Agreement.

                  (b) Each outstanding share of Common Stock has been duly authorized, validly issued and is fully paid and nonassessable. No shares of Common Stock were issued in violation of any preemptive rights created by statute, the Acquiror's certificate of incorporation or bylaws or any agreement as to which the Acquiror is a party or bound. Except for shares to be issued pursuant to the Exchange Agreement, this Agreement, and the Acquiror Stock Options listed in Subsection 5.03(b) of the Acquiror's Disclosure Letter and except as otherwise set forth in Subsection 5.03(b) of the Disclosure Letter, no shares of Common Stock or other capital stock of the Acquiror were reserved for issuance and, except for the Exchange Agreement, this Agreement, and the Acquiror Stock Options listed in Subsection 5.03(b) of the Acquiror's Disclosure Letter and the other agreements listed in Subsection 5.03(b) of the Acquiror's Disclosure Letter, there are no contracts, agreements, commitments or arrangements obligating the Acquiror (i) to offer, sell, issue or grant any Equity Securities of the Acquiror, (ii) to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding Equity Securities of the Acquiror or (iii) to grant any Lien on any shares of capital stock of the Acquiror.

                  (c) The authorized capital stock of each Significant Subsidiary of the Acquiror is as set forth in Subsection 5.03(c) of the Acquiror's Disclosure Letter. Except as set forth in Subsection 5.03(c) of the Acquiror's Disclosure Letter, (i) all the issued and outstanding shares of capital stock of, or other equity interests in, each Significant Subsidiary of the Acquiror are owned by the Acquiror or one of its Subsidiaries, have been duly authorized and are validly issued, and, with respect to capital stock, are fully paid and nonassessable, and were not issued in violation of any preemptive or similar rights of any Person; (ii) all such issued and outstanding shares, or other equity interests, that are owned by the Acquiror or

                          AGREEMENT AND PLAN OF MERGER
                                      -19-
         one of its Subsidiaries are owned free and clear of all Liens; (iii) no shares of capital stock of, or other equity interests in, any Significant Subsidiary of the Acquiror are reserved for issuance, and there are no contracts, agreements, commitments or arrangements obligating the Acquiror or any of its Subsidiaries (A) to offer, sell, issue, grant, pledge, dispose of or encumber any Equity Securities of any of the Significant Subsidiaries of the Acquiror or (B) to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding Equity Securities of any of the Significant Subsidiaries of the Acquiror or (C) to grant any Lien on any outstanding Equity Securities of any of the Significant Subsidiaries of the Acquiror; and (iv) all the outstanding shares of capital stock of Newco are owned directly by the Acquiror; except for any matter under clause (i), (ii) or (iii) of this Subsection 5.03(c) that could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

                  (d) Except as set forth in Section 5.03(d) of the Acquiror's Disclosure Letter, there are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Acquiror or any of its Subsidiaries is a party or by which the Acquiror or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of the Acquiror or any of its Subsidiaries or with respect to the registration of the offering, sale or delivery of any shares of capital stock of the Acquiror or any of its Subsidiaries, except in the case of any Subsidiaries of the Acquiror that are not Significant Subsidiaries for any matters that could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

         SECTION 5.04 Authorization of Agreement. Each of the Acquiror and Newco has all requisite corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Acquiror and Newco of this Agreement and each instrument required hereby to be executed and delivered by the Acquiror or Newco at the Closing and the performance of their respective obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action (including stockholder action) on the part of the Acquiror and Newco, respectively. This Agreement has been duly executed and delivered by the Acquiror and Newco and (assuming due authorization, execution and delivery hereof by the other party hereto) constitutes a legal, valid and binding obligation of the Acquiror and Newco, enforceable against the Acquiror and Newco in accordance with its terms, except as the same may be limited by legal principles of general applicability governing the application and availability of equitable remedies.

         SECTION 5.05 Approvals. Except for the applicable requirements, if any, of (a) the Securities Act, (b) the Exchange Act, (c) state securities or blue sky laws, (d) the HSR Act, (e) the filing and recordation of appropriate merger documents as required by the Corporate Statute and (f) those Laws, Regulations and Orders noncompliance with which could not reasonably be expected to have a material adverse effect on the ability of the Acquiror or Newco to perform its obligations under this Agreement or to have a Material Adverse Effect on the Acquiror, no filing or registration with, no waiting period imposed by and no Permit or Order of, any Governmental Authority is required under any Law, Regulation or Order applicable to the Acquiror or Newco to permit the

                          AGREEMENT AND PLAN OF MERGER
                                      -20-

Acquiror or Newco to execute, deliver or perform this Agreement or any instrument required hereby to be executed and delivered by it at the Closing.

         SECTION 5.06 No Violation. Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by and receipt of all Permits and Orders of, Governmental Authorities indicated as required in Section 5.05, neither the execution and delivery by the Acquiror or Newco of this Agreement or any instrument required hereby to be executed and delivered by the Acquiror or Newco at the Closing nor the performance by the Acquiror or Newco of its respective obligations hereunder or thereunder will (a) violate or breach the terms of or cause a default under or result in the termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien upon any of the properties or assets of the Acquiror or any of its Subsidiaries under (i) any Law, Regulation or Order applicable to the Acquiror or Newco, (ii) the certificate of incorporation or bylaws of the Acquiror or Newco or (iii) any contract or agreement to which the Acquiror or any of its Subsidiaries is a party or by which it or any of its properties or assets is bound, or (b) with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (a) of this Section, except in any such case for any matters described in this Section that could not reasonably be expected to have a material adverse effect upon the ability of the Acquiror or Newco to perform its obligations under this Agreement or a Material Adverse Effect on the Acquiror.

         SECTION 5.07     Financial Statements.

                  (a) The Acquiror's Consolidated Financial Statements (i) have been prepared in accordance with GAAP and (ii) fairly present the consolidated financial position of the Acquiror and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated (including, in the case of any unaudited interim financial statements, reasonable estimates of normal and recurring year-end adjustments).

                  (b) Except as set forth in Subsection 5.07(b) of the Acquiror's Disclosure Letter, there exist no liabilities or obligations of the Acquiror and its Subsidiaries that are Material to the Acquiror, whether accrued, absolute, contingent or threatened, that would be required to be reflected, reserved for or disclosed under GAAP in consolidated financial statements of the Acquiror as of and for the period ended on the date of this representation and warranty, other than (i) liabilities or obligations that are adequately reflected, reserved for or disclosed in the Acquiror's Consolidated Financial Statements, (ii) liabilities or obligations incurred in the ordinary course of business of the Acquiror and its Subsidiaries since December 31, 1997, (iii) liabilities or obligations the incurrence of which is not prohibited by Subsection 6.02(b) and (iv) liabilities or obligations that are not Material to the Acquiror.

         SECTION 5.08     No Material Adverse Effect; Conduct.

                  (a) Since December 31, 1997, no event (other than any event that is of general application to all or a substantial portion of the Acquiror's industry and other than any event

                          AGREEMENT AND PLAN OF MERGER
                                      -21-
         that is expressly subject to any other representation or warranty contained in Article V) has, to the Knowledge of the Acquiror, occurred that, individually or together with other similar events, could reasonably be expected to constitute or cause a Material Adverse Effect on the Acquiror.

                  (b) Except as disclosed in the Acquiror's Disclosure Letter, during the period from September 30, 1997 to the date of this Agreement, neither the Acquiror nor any of its Subsidiaries has engaged in any conduct that is proscribed during the period from the date of this Agreement to the Effective Time by clauses (i) through (viii) of Subsection 6.02(b) or agreed in writing or otherwise during such period prior to the date of this Agreement to engage in any such conduct.

         SECTION 5.09 Title to Properties. The Acquiror or its Subsidiaries, individually or together, have indefeasible title to all of the properties reflected in the Acquiror's Consolidated Balance Sheet, other than any properties reflected in the Acquiror's Consolidated Balance Sheet that (a) have been sold or otherwise disposed of since the date of the Acquiror's Consolidated Balance Sheet in the ordinary course of business consistent with past practice or (b) are not, individually or in the aggregate, Material to the Acquiror, free and clear of Liens, other than (i) Liens the existence of which is reflected in the Acquiror's Consolidated Financial Statements, (ii) Permitted Encumbrances and (iii) Liens that, individually or in the aggregate, are not Material to the Acquiror. The Acquiror or its Subsidiaries, individually or together, hold under valid lease agreements all real and personal properties reflected in the Acquiror's Consolidated Balance Sheet as being held under capitalized leases, and all real and personal property that is subject to the operating leases to which reference is made in the notes to the Acquiror's Audited Consolidated Financial Statements, and enjoy peaceful and undisturbed possession of such properties under such leases, other than (x) any properties as to which such leases have terminated in the ordinary course of business without any Material liability of any party thereto since the date of the Acquiror's Consolidated Balance Sheet and (y) any properties that, individually or in the aggregate, are not Material to the Acquiror. Neither the Acquiror nor any of its Subsidiaries has received any written notice of any adverse claim to the title to any properties owned by them or with respect to any lease under which any properties are held by them, other than any claims that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

         SECTION 5.10 Certain Obligations. Except as set forth in Section 5.10 of the Acquiror's Disclosure Letter, neither the Acquiror nor any of its Subsidiaries is a party to or bound by any Material Contract. Except as set forth in Section 5.10 of the Acquiror's Disclosure Letter, all Material Contracts to which the Acquiror or any of its Subsidiaries is a party are in full force and effect, the Acquiror or the Subsidiary of the Acquiror that is a party to or bound by each such Material Contract has performed its obligations thereunder to date and, to the Knowledge of the Acquiror, each other party thereto has performed its obligations thereunder to date, other than any failure of any such Material Contract to be in full force and effect or any nonperformance thereof that could not reasonably be expected to have a Material Adverse Effect on the Acquiror.


                          AGREEMENT AND PLAN OF MERGER
                                      -22-

         SECTION 5.11 Permits; Compliance. To the Knowledge of the Acquiror, the Acquiror and its Subsidiaries have obtained all Permits that are necessary to carry on their businesses as currently conducted, except for any such Permits that the failure to possess, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Acquiror. Such Permits are in full force and effect, have not been violated in any respect that could reasonably be expected to have a Material Adverse Effect on the Acquiror and, to the Knowledge of the Acquiror, no suspension, revocation or cancellation thereof has been threatened and there is no action, proceeding or investigation pending or threatened regarding suspension, revocation or cancellation of any of such Permits, except where the suspension, revocation or cancellation of such Permits could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

         SECTION 5.12 Litigation; Compliance with Laws. There are no actions, suits, investigations or proceedings (including any proceedings in arbitration) pending or, to the Knowledge of the Acquiror, threatened against the Acquiror or any of its Subsidiaries, at law or in equity, in any Court or before or by any Governmental Authority, except actions, suits or proceedings that (a) are set forth in Section 5.12 or Section 5.15 of the Acquiror's Disclosure Letter or
(b), individually or, with respect to multiple actions, suits or proceedings that allege similar theories of recovery based on similar facts, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Acquiror. There are no claims pending or, to the Knowledge of the Acquiror, threatened by any Persons against the Acquiror or any of its Subsidiaries for indemnification pursuant to any statute, organizational document, contract or otherwise with respect to any action, suit, investigation or proceeding pending or previously determined in any Court or before or by any Governmental Authority. The Acquiror and its Subsidiaries are in substantial compliance with all applicable Laws and Regulations and are not in default with respect to any Order applicable to the Acquiror or any of its Subsidiaries, except such events of noncompliance or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

         SECTION 5.13     Employee Benefit Plans.

                  (a) Listing. Each Benefit Plan of the Acquiror and its Subsidiaries is listed in Subsection 5.13(a) of the Acquiror's Disclosure Letter, including, with respect to Terminated Benefit Plans, the date of termination. True and correct copies of each of the following have been made available to the Company: (i) the most recent annual report (Form 5500) relating to each such Current Benefit Plan filed with the IRS, (ii) the plan document for each such Current Benefit Plan, (iii) the trust agreement, if any, relating to each such Current Benefit Plan, (iv) the most recent summary plan description for each such Current Benefit Plan for which a summary plan description is required by ERISA, (v) the most recent actuarial report or valuation relating to each such Current Benefit Plan subject to Title IV of ERISA and (vi) the most recent determination letter, if any, issued by the IRS with respect to any such Current Benefit Plan intended to be qualified under Section 401 of the Code.

                  (b) Liability Related to Plans. No event has occurred and, to the Knowledge of the Acquiror, there exists no condition or set of circumstances in connection with which the

                          AGREEMENT AND PLAN OF MERGER
                                      -23-

         Acquiror or any of its Subsidiaries could be subject to any liability under the terms of any Benefit Plans of the Acquiror or any of its Subsidiaries or, with respect to any such Benefit Plan, under ERISA, the Code or any other applicable Law, other than any condition or set of circumstances that could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

                  (c) Qualified Status. Each Current Benefit Plan intended to be qualified under Code Section 401 (i) satisfies in form the requirements of such Section, (ii) has received a favorable determination letter from the IRS regarding such qualified status, (iii) except as set forth in Section 5.13(c)(iii) of the Acquiror's Disclosure Letter, has not, since receipt of the most recent favorable determination letter, been amended and (iv) has not been operated in a way that would adversely affect its qualified status.

                  (d) No Termination of Current Plans. There has been no termination or partial termination of any such Current Benefit Plan within the meaning of Section 411(d)(3) of the Code.

                  (e) Terminated Plans. Any such Terminated Benefit Plan intended to have been qualified under Section 401 of the Code received a favorable determination letter from the IRS with respect to its termination.

                  (f) No Claims. There are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of the Acquiror, threatened against, or with respect to, any of such Benefit Plans or their assets that could reasonably be expected to have a Material Adverse Effect on the Acquiror.

                  (g) Pending Matters. To the Knowledge of the Acquiror, there is no matter pending (other than routine qualification determination filings) with respect to any of such Benefit Plans before the IRS, the Department of Labor, the PBGC or any other Governmental Authority.

                  (h) Required Contributions. All contributions required to be made by the Acquiror or the Acquiror's Subsidiaries to such Benefit Plans pursuant to their terms and provisions have been made timely.

                  (i) No ERISA Violations. As to any such Current Benefit Plan subject to Title IV of ERISA, (i) there has been no event or condition that presents the material risk of plan termination, (ii) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, (iii), except as set forth in Subsection 5.13(i)(iii) of the Acquiror's Disclosure Letter, no reportable event within the meaning of
         Section 4043 of ERISA (for which the disclosure requirements of Regulation section 2615.3 promulgated by the PBGC have not been waived) has occurred within six years prior to the date of this Agreement, (iv) no notice of intent to terminate such Benefit Plan has been given under
         Section 4041 of ERISA, (v) no proceeding has been

                          AGREEMENT AND PLAN OF MERGER
                                      -24-
         instituted under Section 4042 of ERISA to terminate such Benefit Plan,
         (vi) no liability to the Pension Benefit Guaranty Corporation has been incurred (other than with respect to required premium payments) and
         (vii) the assets of the Benefit Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of ERISA, under the Benefit Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC.

                  (j) Nondeductible Payments. Except as set forth in Subsection 5.13(j) of the Acquiror's Disclosure Letter, in connection with the consummation of the transactions contemplated by this Agreement, no payment of money or other property, acceleration of benefits or provision of other rights has been or will be made under any such Current Benefit Plans or any of the programs, agreements, policies or other arrangements described in Subsection 5.13(l) of the Acquiror's Disclosure Letter that would be reasonably likely to be nondeductible under Section 280G of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

                  (k) No Required Increases. Except as set forth in Subsection 5.13(k) of the Acquiror's Disclosure Letter, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) require the Acquiror or any of its Subsidiaries to make a larger contribution to, or pay greater benefits or provide other rights under, any Current Benefit Plan or any of the programs, agreements, policies or other arrangements described in Subsection 5.13(l) of the Acquiror's Disclosure Letter than it otherwise would, whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered or (ii) create or give rise to any additional vested rights or service credits under any Current Benefit Plan or any of such programs, agreements, policies or other arrangements, whether or not some other subsequent action or event would be required to cause such creation or acceleration to be triggered.

                  (l) Severance and Employment Agreements. Except as set forth in Subsection 5.13(l) of the Acquiror's Disclosure Letter, neither the Acquiror nor any of its Subsidiaries is a party to or is bound by any severance agreement (involving $50,000 or more), program or policy. True and correct copies of all employment agreements with officers of the Acquiror and its Subsidiaries, and all vacation, overtime and other compensation policies of the Acquiror and its Subsidiaries relating to their employees have been made available to the Acquiror.

                  (m) Retiree Benefits. Except as set forth in Subsection 5.13(m) of the Acquiror's Disclosure Letter, no Benefit Plan provides retiree medical or retiree life insurance benefits to any Person and neither the Acquiror nor any of its Subsidiaries is contractually or otherwise obligated (whether or not in writing) to provide any Person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and Section 4980B of the Code. Each Benefit Plan or other arrangement described in Subsection 5.13(m) of the Acquiror's Disclosure Letter may, except as described therein, be unilaterally amended or terminated

                          AGREEMENT AND PLAN OF MERGER
                                      -25-
         in its entirety without liability except as to benefits accrued thereunder prior to such amendment or termination.

                  (n) Multiemployer Plans. Neither the Acquiror nor any of its Subsidiaries contributes or has an obligation to contribute, and has not within six years prior to the date of this Agreement contributed or had an obligation to contribute, to a multiemployer plan within the meaning of Section 3(37) of ERISA.

                  (o) Vacation Policies. Except as set forth in Subsection 5.13(o) of the Acquiror's Disclosure Letter, the vacation policies of the Acquiror and its Subsidiaries do not provide for carryover vacation from one calendar year to the next.

                  (p) Collective Bargaining Agreements. Except as set forth in
         Section 5.13(p) of the Acquiror's Disclosure Letter, no collective bargaining agreement to which the Acquiror or any of its Subsidiaries is a party is currently in effect or is being negotiated by the Acquiror or any of its Subsidiaries. There is no pending or, to the Knowledge of the Acquiror, threatened labor dispute, strike or work stoppage against the Acquiror or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect on the Acquiror. To the Knowledge of the Acquiror, neither the Acquiror or any of its Subsidiaries nor any representative or employee of the Acquiror or any of its Subsidiaries has in the United States committed any unfair labor practices in connection with the operation of the business of the Acquiror and its Subsidiaries, and there is no pending or, to the Knowledge of the Acquiror, threatened charge or complaint against the Acquiror or any of its Subsidiaries by the National Labor Relations Board or any comparable agency of any state of the United States.

         SECTION 5.14               Taxes.

                  (a) Tax Returns and Taxes. Except for such matters as could not reasonably be expected to have a Material Adverse Effect on the Acquiror, (i) all Tax Returns that are required to be filed by or with respect to the Acquiror or any of its Subsidiaries on or before the Effective Time have been or will be timely filed, (ii) all Taxes that are due on or before the Effective Time have been or will be timely paid in full, (iii) all withholding Tax requirements imposed on or with respect to the Acquiror or any of its Subsidiaries have been or will be satisfied in full in all respects and (iv) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

                  (b) Audits. Except as set forth in Subsection 5.14(b) of the Acquiror's Disclosure Letter, all Tax Returns have been audited by the applicable Governmental Authority or the applicable statute of limitations has expired for the period covered by such Tax Returns.

                  (c) Extensions of Times. Except as set forth in Subsection 5.14(c) of the Acquiror's Disclosure Letter, there is not in force any extension of time with respect to the

                          AGREEMENT AND PLAN OF MERGER
                                      -26-
         due date for the filing of any Tax Return or any waiver or agreement for any extension of time for the assessment or payment of any Tax due with respect to the period covered by any Tax Return.

                  (d) Claims. There is no claim against or with respect to the income, operations, business or capital of the Acquiror or any of its Subsidiaries for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return, that, in either case, could reasonably be expected to have a Material Adverse Effect on the Acquiror.

                  (e) Consolidated Tax Returns. Except as set forth in Subsection 5.14(e) of the Acquiror's Disclosure Letter, none of the Acquiror and its Subsidiaries has, during the last ten years, been a member of an affiliated group filing a consolidated federal income Tax Return.

                  (f) Final Company Return. The Acquiror represents that it will cause the timely filing of any required Tax Return relating to the federal income Taxes of the Company for the one day period ended at the Effective Time.

         SECTION 5.15 Environmental Matters. Except for matters disclosed in
Section 5.15 of the Acquiror's Disclosure Letter and except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Acquiror, (a) the properties, operations and activities of the Acquiror and its Subsidiaries are in compliance with all applicable Environmental Laws; (b) the Acquiror and its Subsidiaries and the properties and operations of the Acquiror and its Subsidiaries are not subject to any existing, pending or, to the Knowledge of the Acquiror, threatened action, suit, investigation, inquiry or proceeding by or before any Court or Governmental Authority under any Environmental Law; (c) all Permits, if any, required to be obtained or filed by the Acquiror or any of its Subsidiaries under any Environmental Law in connection with the business of the Acquiror and its Subsidiaries have been obtained or filed and are valid and currently in full force and effect; (d) there has been no release of any hazardous substance, pollutant or contaminant into the environment by the Acquiror or its Subsidiaries or in connection with their properties or operations; and (e) there has been no exposure of any Person or property to any hazardous substance, pollutant or contaminant in connection with the properties, operations and activities of the Acquiror and its Subsidiaries; and (f) the Acquiror has made available to the Company all internal and external audits and studies and all correspondence in the possession of the Acquiror or any of its Subsidiaries relating to any environmental matter involving to the Acquiror or any of its Subsidiaries that is Material to the Acquiror.

         SECTION 5.16 Tax Matters. To the Knowledge of the Acquiror, neither the Acquiror nor any of its Affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization within the meaning of section 368(a) of the Code. Specifically:

                  (a) Preservation of Proprietary Interest. In connection with the Merger, none of the Company Common Stock will be acquired by the Acquiror or a Person related (as

                          AGREEMENT AND PLAN OF MERGER
                                      -27-
         defined in Treas. Reg. Sections 1.368-1(e)(3)) to the Acquiror for consideration other than Acquiror Common Stock except for the cash received pursuant to Section 3.01(a) and any cash paid in lieu of fractional share interests in Acquiror Common Stock pursuant to
         Section 3.02(e).

                  (b) Assets. The Surviving Corporation will acquire at least 90 percent of the fair market value of the Company's net assets and at least 70 percent of the fair market value of the Company's gross assets held by the Company immediately prior to the Merger, taking into account amounts used to pay Merger expenses, any dissenting holders of Company Common Stock and any distributions other than regular dividends.

                  (c) Acquiror's Plans. The Acquiror has no plan or intention to
         (i) liquidate the Surviving Corporation, (ii) merge the Surviving Corporation with or into another corporation, (iii) sell or otherwise dispose of the stock of the Surviving Corporation, (iv) cause the Surviving Corporation to issue additional shares of its capital stock that would result in the Acquiror's losing control (within the meaning of section 368(c) of the Code) of the Surviving Corporation, (v) cause or permit the Surviving Corporation to sell or otherwise dispose of any of the assets acquired from the Company except for dispositions made in the ordinary course of business or successive transfers of assets to one or more corporations controlled in each transfer by the transferor corporation or (vi) reacquire or cause any of its Subsidiaries to acquire any of the Acquiror Common Stock issued to the holders of Company Common Stock in the Merger.

                  (d) No Newco Liabilities. The liabilities of the Company that will be assumed by the Surviving Corporation in the Merger and the liabilities to which the Company's assets are subject were incurred by the Company in the ordinary course of its business.

                  (e) Business Continuity. Following the Merger, the Surviving Corporation will continue the historic business of the Company or use a significant portion of its historic business assets in a business (within the meaning of Treas. Reg. Sections 1.368-1(d)).

                  (f) Intercorporate Indebtedness. There is no intercorporate indebtedness existing between the Company and the Acquiror or between the Company and Newco that was issued, acquired, or will be settled at a discount.

         SECTION 5.17 Brokers. Except as set forth in Section 5.17 of the Acquiror's Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Acquiror.

         SECTION 5.18 Financing Registration Statement. The information contained in the Financing Registration Statement, other than any such information supplied by or on behalf of the Company, will not, at the time the Financing Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information contained in

                          AGREEMENT AND PLAN OF MERGER
                                      -28-
the Financing Registration, other than any such information supplied by or on behalf of the Company, will not, at the date the Prospectus (or any supplement thereto) is first mailed to investors, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 5.19 Intellectual Property. Other than as disclosed in Section
5.19 of the Acquiror's Disclosure Letter, the Acquiror and its Subsidiaries own or hold licenses under or otherwise have the right to use or sublicense, all foreign and domestic patents, trademarks (common law and registered), trademark registration applications, service marks (common law and registered), service mark registration applications, trade names and copyrights, copyright applications, trade secrets, know-how and other proprietary information as are necessary for the conduct of the businesses of the Acquiror and its Subsidiaries as currently conducted except for any such intellectual property as to which the failure to own or hold licenses could not reasonably be expected to have a Material Adverse Effect on the Acquiror. Other than as disclosed in Section 5.19 of the Acquiror's Disclosure Letter, neither the Acquiror nor any of its Subsidiaries is currently in receipt of any notice of infringement or notice of conflict with the asserted rights of others in any patents, trademarks, service marks, trade names, trade secrets and copyrights owned or held by other Persons, except, in each case, for matters that could not reasonably be expected to have a Material Adverse Effect on the Acquiror. Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby will violate or breach the terms or cause any cancellation of any Material license held by the Acquiror or any of its Subsidiaries under any patent, trademark, service mark, trade name, trade secret or copyright.

         SECTION 5.20 Certain Business Practices. To the Acquiror's Knowledge, as of the date of this Agreement, neither the Acquiror or any of its Subsidiaries nor any director, officer, employee or agent of the Acquiror or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment, except for any such matters that could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

                                   ARTICLE VI

                                    COVENANTS

         SECTION 6.01 Affirmative Covenants. Each of the Company and the Acquiror hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by the other, it will and will cause its Subsidiaries:


                          AGREEMENT AND PLAN OF MERGER
                                      -29-

                  (a) Ordinary Course. To operate its business in the usual and ordinary course consistent with past practices;

                  (b) Maintenance of Organization. to use all reasonable efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective key employees and maintain its relationships with its respective customers and suppliers;

                  (c) Maintenance of Assets. to maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice; and

                  (d) Maintenance of Insurance. to use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained;

except for any matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on such party and except, in the case of the Company or the Acquiror, for any and all matters relating to the Public Offering.

         SECTION 6.02               Negative Covenants.

                  (a) Except as set forth in Subsection 6.02(a) of the Company's Disclosure Letter, the Company covenants and agrees that, except as expressly contemplated by this Agreement or otherwise consented to in writing by the Acquiror, from the date of this Agreement until the Effective Time, it will not do, and will not permit any of its Subsidiaries to do, any of the following:

                           (i) Issuance of Securities. Offer, sell, issue or
                  grant, or authorize the offering, sale, issuance or grant, of any Equity Securities of the Company, other than issuances of Company Common Stock upon the exercise of Warrants outstanding at the date of this Agreement in accordance with the terms thereof (as in effect on the date of this Agreement).

                           (ii) Redemptions and Purchases of Securities. (A)
                  Redeem, purchase or acquire, or offer to purchase or acquire, any outstanding Equity Securities of the Company, (B) effect any reorganization or recapitalization; or (C) split, combine or reclassify any of the outstanding Equity Securities of the Company or issue or authorize or propose the issuance of any other Equity Securities in respect of, in lieu of or in substitution for, outstanding Equity Securities of the Company.

                           (iii) Dividends. Declare or pay any dividend on, or
                  make any other distribution in respect of, outstanding shares of capital stock, except for cash dividends payable at the end of each calendar quarter and for any period ending on

                          AGREEMENT AND PLAN OF MERGER
                                      -30-
                  or before the Effective Time that, in the aggregate, approximate the estimated liability of the holders of Company Common Stock for federal and state income taxes relating to operations of the Company for such calendar quarter or other period immediately prior to the Effective Time.

                           (iv) Business Combinations. Acquire, by merging or
                  consolidating with, by purchasing an equity interest in or a portion of the assets of, or in any other manner acquiring, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets of any other Person (other than (x) the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice and (y) other acquisitions of equity interests, assets and businesses in an amount not to exceed $250,000 in the aggregate).

                           (v) Sale of Material Assets. Sell, lease, exchange or
                  otherwise dispose of, or to grant any Lien (other than a Permitted Encumbrance) with respect to, any of the assets of the Company or any of its Subsidiaries that are Material to the Company, except for (x) dispositions of assets and inventories in the ordinary course of business and consistent with past practice and (y) dispositions of assets and purchase money Liens incurred in connection with the original acquisition of assets and secured by the assets acquired in an amount not to exceed $250,000 in the aggregate.

                           (vi) Debt Incurrence. Incur any obligations for
                  borrowed money or purchase money indebtedness that are Material to the Company, whether or not evidenced by a note, bond, debenture or similar instrument, except (A) drawings under credit lines existing at the date of this Agreement, (B) purchase money indebtedness as to which Liens may be granted as permitted by Subsection 6.02(a)(v), and (C) other indebtedness incurred in the ordinary course of business consistent with past practice and in no event (including purchase money indebtedness incurred pursuant to clause (B)) in excess of $250,000.

                           (vii) Material Contracts. Enter into any Material
                  Contract with any third Person (other than customers and vendors in the ordinary course of business) which provides for an exclusive arrangement with that third Person or is substantially more restrictive on the Company or substantially less advantageous to the Company than Material Contracts existing on the date hereof.

                           (viii) Charter Amendments. Adopt any amendments to
                  its charter or bylaws or other organizational documents that would alter the terms of its capital stock or other equity interests or would have a material adverse effect on the ability of the Company to perform its obligations under this Agreement.


                          AGREEMENT AND PLAN OF MERGER
                                      -31-

                           (ix) Compensation Increases. (A) increase the
                  compensation payable to or to become payable to any director, executive officer or employee, (B) grant any severance or termination pay; (C) amend or otherwise modify the terms of any outstanding options, warrants or rights the effect of which shall be to make such terms more favorable to the holders thereof; (D) take any action to accelerate the vesting of any outstanding Company Stock Options; (E) amend or take any other actions to increase the amount or accelerate the payment or vesting of any benefit under any Benefit Plan (including the acceleration of vesting, waiving of performance criteria or the adjustment of awards or any other actions permitted upon a change in control of such party); except (i) pursuant to any contract, agreement or other legal obligation of the Company existing at the date of this Agreement, (ii) increases in salary payable or to become payable upon promotion to an office having greater operational responsibilities, (iii), in the case of severance or termination payments, grants made pursuant to the severance policy of the Company existing at the date of this Agreement and (iv) in the case of options, warrants, rights or Benefit Plans, amendments required by ERISA or other applicable law.

                           (x) Employment and Other Agreements. (A) enter into
                  any employment or severance agreement with, any director, officer or employee, either individually or as part of a class of similarly situated persons or (B) establish, adopt or enter into any new Benefit Plan; except employment and severance agreements and Benefit Plans for the benefit of any newly employed or promoted officers or employees, in which case, the terms of such agreements and Benefit Plans shall be reasonably consistent with those existing at the date of this Agreement.

                           (xi) Tax and Accounting Changes. (A) Change any of
                  its methods of accounting in effect at December 31, 1997, except as may be required to comply with GAAP, (B) make or rescind any election relating to Taxes (other than any election which must be made periodically which is made consistent with past practice), (C) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes (except where the cost to the Company and its Subsidiaries of such settlements or compromises, individually or in the aggregate, does not exceed $250,000) or (D) change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1996, except, in each case, as may be required by Law and for matters that could not reasonably be expected to have a Material Adverse Effect on the Company.

                           (xii) Agreements. Agree in writing or otherwise to do
                  any of the foregoing.

                  (b) The Acquiror covenants and agrees that, except as expressly contemplated by this Agreement or otherwise consented to in writing by the Company, from the date of this

                          AGREEMENT AND PLAN OF MERGER
                                      -32-

         Agreement until the Effective Time, it will not do, and will not permit any of its Subsidiaries to do, any of the following:

                           (i) Issuance of Securities. Offer, sell, issue or
                  grant, or authorize the offering, sale, issuance or grant, of any Equity Securities of the Acquiror or any of its Subsidiaries, other than issuances of Acquiror Common Stock
                  (A) upon the exercise of Acquiror Stock Options outstanding at the date of this Agreement in accordance with the terms thereof (as in effect on the date of this Agreement), (B) upon the expiration of any restrictions upon issuance of any grant existing at the date of this Agreement of restricted stock or stock bonus pursuant to the terms (as in effect on the date of this Agreement) of any Benefit Plans of the Acquiror or any of its Subsidiaries, (C), periodically, pursuant to the terms (as in effect on the date of this Agreement) of any Benefit Plan of the Acquiror or any of its Subsidiaries or (D) pursuant to any stock split, stock dividend or recapitalization effected in contemplation of the Public Offering, (E) pursuant to the Exchange Agreement or (F), at the Closing, pursuant to the Public Offering.

                           (ii) Redemptions of Securities. (A) Redeem, purchase
                  or acquire, or offer to purchase or acquire, any outstanding Equity Securities of the Acquiror or any of its Subsidiaries (other than (1) any such acquisition by the Acquiror or any of its wholly-owned Subsidiaries directly from any wholly-owned Subsidiary of the Acquiror in exchange for capital contributions or loans to such Subsidiary, (2) any repurchase, forfeiture or retirement of shares of Acquiror Common Stock or Acquiror Stock Options occurring pursuant to the terms (as in effect on the date of this Agreement) of any existing Benefit Plan of the Acquiror or any of its Subsidiaries, (3) any periodic purchase of Acquiror Common Stock for allocation to employee's accounts occurring pursuant to the terms (as in effect on the date of this Agreement) of any existing Benefit Plan of the Acquiror or any of its Subsidiaries and (4) any redemption, purchase or acquisition by a Subsidiary that could not reasonably be expected to have a Material Adverse Effect on the Acquiror) or (B) effect any stock combination or recapitalization in contemplation of the Public Offering.

                           (iii) Dividends. Declare or to pay any dividend on,
                  or to make any other distribution in respect of, outstanding shares of capital stock, except for dividends by a wholly-owned Subsidiary of the Acquiror to the Acquiror or another wholly-owned Subsidiary of the Acquiror.

                           (iv) Charter Amendments. Adopt any amendments to its
                  charter or bylaws or other organizational documents that would alter the terms of the Acquiror's Common Stock or could reasonably be expected to have a material adverse effect on the ability of the Acquiror to perform its obligations under this Agreement.

                           (v) Agreements. Agree in writing or otherwise to do
                  any of the foregoing.


                          AGREEMENT AND PLAN OF MERGER
                                      -33-

         SECTION 6.03     Access and Information.

                  (a) Each of the parties shall, and shall cause its Subsidiaries to, (i) afford to the other party and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Representatives" of such party) reasonable access at reasonable times upon reasonable prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its Subsidiaries and to their books and records and (ii) furnish promptly to the other party and its Representatives such information concerning the business, properties, contracts, records and personnel of such party and its Subsidiaries (including financial, operating and other data and information) as may be reasonably requested, from time to time, by or on behalf of the other party.

                  (b) If this Agreement is terminated for any reason pursuant to
         Article IX hereof, a party that has received information in accordance with Section 6.03(a), within ten days after request therefor from the other party, shall return or destroy (and provide the other party within such ten-day time period with a certificate of an executive officer certifying such destruction) all of the information furnished to it and its Representatives pursuant to the provisions of Section 6.03(a) and all internal memoranda, analyses, evaluations and other similar material containing or reflecting any such information, in each case other than information available to the general public without restriction.

         SECTION 6.04 Confidentiality Agreement. The parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement.

         SECTION 6.05 Stockholders' Letter. The Company agrees to use all reasonable efforts to obtain from each owner of shares of Company Common Stock of record or, to the Knowledge of the Company, beneficially as of the date of the Company Stockholders' Meeting a Stockholder's Letter dated the date of the Company Stockholders' Meeting and from any Person who shall thereafter but prior to the Closing Date become an owner of Company Common Stock of record or, to the Knowledge of the Company, beneficially a Stockholder's Letter dated the Closing Date.

         SECTION 6.06 Registration Rights Agreement. The Acquiror and the Designated Company Stockholders agree to negotiate in good faith the terms and provisions of the Registration Rights Agreement and, upon agreement thereon, to execute and deliver the Registration Rights Agreement.


                          AGREEMENT AND PLAN OF MERGER

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         SECTION 7.01 Meeting of Stockholders. The Company shall, promptly after the date of this Agreement, take all actions necessary in accordance with the Corporate Statute and its certificate of incorporation and bylaws to convene a special meeting of the Company's stockholders to consider approval and adoption of this Agreement (the "Company Stockholders' Meeting"), and the Company shall consult with the Acquiror in connection therewith. The Company shall use all reasonable efforts to secure the vote or consent of stockholders required by the Corporate Statute and its certificate of incorporation and bylaws to approve and adopt this Agreement.

         SECTION 7.02               The Public Offering.

                  (a) As indicated in Section 8.01(a), consummation of the Public Offering is a condition precedent to the consummation of the Merger and the transactions contemplated hereby. As promptly as practicable after the execution of this Agreement, the Acquiror shall prepare and file with the Commission a registration statement on Form S-1 (such registration statement, together with any amendments thereof or supplements thereto, being the "Financing Registration Statement"), in connection with the registration under the Securities Act of the offering, sale and delivery of Acquiror Common Stock to be issued by the Acquiror in the Public Offering. The Acquiror shall use all reasonable efforts to cause such Financing Registration Statement to be declared effective by the Commission and to consummate the Public Offering as soon as practicable. The Company shall furnish all information concerning it and the holders of its capital stock as the Acquiror may reasonably request in connection with such actions, and the Company shall use all reasonable efforts to cooperate in the Acquiror's endeavor in this regard.

                  (b) The information supplied by the Company for inclusion in the Financing Registration Statement shall not, at the time the Financing Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein concerning the Company not misleading. The information supplied by the Company for inclusion in the Prospectus shall not, at the date the Prospectus (or any supplement thereto) is first mailed to investors, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements concerning the Company therein, in the light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its Affiliates, or its or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment to the Financing Registration Statement or a supplement to the Prospectus, the Company shall promptly inform the Acquiror, and the Acquiror shall undertake to amend the Financing Registration Statement or supplement the Prospectus accordingly.


                          AGREEMENT AND PLAN OF MERGER
                                      -35-

                  (c) The Acquiror will advise the Company, promptly after it receives notice thereof, of the time when the Financing Registration Statement has become effective or any amendment thereto or any supplement to the Prospectus has been filed, the issuance of any stop order suspending the effectiveness of the Financing Registration Statement, the suspension of the qualification of the Acquiror Common Stock issuable in connection with the Public Offering for offering or sale in any jurisdiction, any request by the staff of the Commission for amendment of the Financing Registration Statement or the Prospectus, the receipt from the staff of the Commission of comments thereon or any request by the staff of the Commission for additional information with respect thereto.

         SECTION 7.03     Appropriate Action; Consents; Filings.

                  (a) The Company and the Acquiror shall each use all reasonable efforts (i) to take, or to cause to be taken, all appropriate action, and to do, or to cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) to obtain from any Governmental Entities any Permits or Orders required to be obtained or made by the Acquiror or the Company or any of their Subsidiaries in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, (iii) to make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act (in the case of Acquiror) and the Exchange Act and the Regulations thereunder, and any other applicable federal or state securities Laws, (B) the HSR Act and (C) any other applicable Law. The Acquiror and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the nonfiling party and its advisors prior to filings and, if requested, shall accept all reasonable additions, deletions or changes suggested in connection therewith. In addition to the information required to be included in the Financing Registration Statement and the Prospectus, the Company and the Acquiror shall furnish all information required for any application or other filing to be made pursuant to any applicable Law or any applicable Regulations of any Governmental Authority in connection with the transactions contemplated by this Agreement.

                  (b) Each of the Company and the Acquiror shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the Public Offering, (ii) any notice or other communication from any Governmental Authority in connection with the Merger or the Public Offering, (iii) any actions, suits, claims, investigations or proceedings commenced or threatened in writing against, relating to or involving or otherwise affecting the Company, the Acquiror or their Subsidiaries that relate to the consummation of the Merger or the Public Offering, (iv) the occurrence of a default or event that, with notice or lapse of time or both, will become a default under any Material Contract of the Acquiror or of the Company, and (v) any change that is reasonably likely to have a Material Adverse Effect on the Company or the Acquiror or is likely to delay or impede the ability of either the


                          AGREEMENT AND PLAN OF MERGER
                                      -36-

         Acquiror or the Company to consummate the transactions contemplated by this Agreement or to fulfill their respective obligations set forth herein.

                  (c) The Acquiror and the Company agree to cooperate and use all reasonable efforts vigorously to contest and resist any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any Order (whether temporary, preliminary or permanent) of any Court or Governmental Authority that is in effect and that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including the vigorous pursuit of all available avenues of administrative and judicial appeal and all available legislative action. The Acquiror and the Company also agree to take any and all actions, including the disposition of assets or the withdrawal from doing business in particular jurisdictions, required by any Court or Governmental Authority as a condition to the granting of any Permit or Order necessary for the consummation of the Merger or as may be required to avoid, lift, vacate or reverse any administrative or judicial action that would otherwise cause any condition to Closing not to be satisfied; provided, however, that in no event shall either party take, or be required to take, any action that could reasonably be expected to have an Material Adverse Effect on the Acquiror or the Company.

                  (d) (i) Each of the Company and Acquiror shall give (or shall cause their respective Subsidiaries to give) any notices to third Persons, and use, and cause their respective Subsidiaries to use, all reasonable efforts to obtain any consents from third Persons (A) necessary, proper or advisable to consummate the transactions contemplated by this Agreement,
                  (B) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated hereby or (C) required to prevent a Material Adverse Effect on the Company from occurring prior to or after the Effective Time or a Material Adverse Effect on the Acquiror from occurring after the Effective Time.

                           (ii) If any party shall fail to obtain any consent
                  from a third Person described in Subsection (d)(i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other parties, to limit the adverse effect upon the Company and Acquiror, their respective Subsidiaries, and their respective businesses resulting, or that could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

         SECTION 7.04 Tax Treatment. Each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not take, and shall use all reasonable efforts to prevent any Affiliate of such party from taking, any actions which could prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

         SECTION 7.05 Public Announcements. The Acquiror and the Company shall consult with each other before issuing any press release or otherwise making any public statements with


                          AGREEMENT AND PLAN OF MERGER
respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation.

         SECTION 7.06     Comfort Letters.

                  (a) The Company shall use all reasonable efforts to cause Ernst & Young, LLP to deliver a letter dated as of the date of the Prospectus, and addressed to the Company and the Acquiror, in form and substance reasonably satisfactory to Acquiror and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and prospectuses similar to the Financing Registration Statement and the Prospectus.

                  (b) The Acquiror shall use all reasonable efforts to cause KPMG Peat Marwick LLP to deliver a letter dated as of the date of the Prospectus and addressed to the Acquiror and the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and prospectuses similar to the Financing Registration Statement and the Prospectus.

         SECTION 7.07 Exercise or Assumption of Warrants. BOCP joins in this Agreement for the limited purpose of agreeing to exercise the Warrants at the Closing by providing, in the case of the Warrants issued by the Company, to the Company and, in the case of the Warrants granted by stockholders of the Company, to such stockholders the exercise consideration, and by executing and delivering all such documents and instruments, required by the terms of the Warrants to be provided upon the exercise thereof. In connection therewith, the Company reaffirms its obligations to issue shares of Company Common Stock upon exercise of the Warrants issued by it in accordance with the terms and provisions thereof, and agrees to make available at the Closing certificates evidencing the Company Common Stock issuable upon exercise of all the Warrants issued by it and certificates evidencing Company Common Stock issuable upon surrender for transfer of shares of Company Common Stock acquired by BOCP upon exercise of Warrants granted by such stockholders, such certificates to be registered in the name of BOCP in such denominations as shall be requested by BOCP at least two Business Days prior to the Closing.

         SECTION 7.08 Employee Benefit Plans. Until the first anniversary of the Effective Time, the Acquiror shall and shall cause the Surviving Corporation to provide each employee of the Company at the Effective Time ("Company Participants") with employee benefits after the Effective Time that are substantially comparable to similarly situated employees of the Acquiror; provided, however, that for a period of time beginning at the Effective Time and ending no later than December 31, 1998, the Acquiror may satisfy the requirements of the preceding clause by continuing to maintain the Benefit Plans of the Company existing at the Effective Time without change, except for changes required by applicable law and changes not adverse to the Company Participants. The Benefit Plans of the Acquiror and the Surviving Corporation in which Company Participants are eligible to participate shall provide Company Participants with credit for service prior to the Effective Time with the Company and its predecessors, including The Dow Chemical Company.


                          AGREEMENT AND PLAN OF MERGER

         SECTION 7.09     Indemnification of Directors and Officers.

                  (a) Until six years from the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation as in effect immediately after the Effective Time shall not be amended to reduce or limit the rights of indemnity afforded to the present and former directors and officers of the Company thereunder or as to the ability of the Company to indemnify such persons or to hinder, delay or make more difficult the exercise of such rights of indemnity or the ability to indemnify. The Surviving Corporation will at all times exercise the powers granted to it by its certificate of incorporation, its bylaws and applicable law to indemnify to the fullest extent possible the present and former directors, officers, employees and agents of the Company against claims made against them arising from their service in such capacities prior to the Effective Time.

                  (b) If any claim or claims shall, subsequent to the Effective Time and within six years thereafter, be made against any present or former director, officer, employee or agent of the Company based on or arising out of the services of such Person prior to the Effective Time in the capacity of such Person as a director, officer, employee or agent of the Company, the provisions of subsection (a) of this Section respecting the certificate of incorporation and bylaws of the Surviving Corporation shall continue in effect until the final disposition of all such claims.

                  (c) The Acquiror hereby agrees after the Effective Time to guarantee the payment of the Surviving Corporation's indemnification obligations described in Subsection 7.11(a) up to an amount determined as of the Effective Time equal to (i) the fair market value of any assets of the Surviving Corporation or any of its Subsidiaries distributed to the Acquiror or any of its Subsidiaries (other than the Surviving Corporation and its Subsidiaries), minus (ii) any liabilities of the Surviving Corporation or any of its Subsidiaries assumed by the Acquiror or any of its Subsidiaries (other than the Surviving Corporation and its Subsidiaries), minus (iii) the fair market value of any assets of the Acquiror or any of its Subsidiaries (other than the Surviving Corporation and its Subsidiaries) contributed to the Surviving Corporation or any of its Subsidiaries and (iv) plus any liabilities of the Acquiror or any of its Subsidiaries (other than the Surviving Corporation and its Subsidiaries) assumed by the Surviving Corporation or any of its Subsidiaries. If any other entity is merged with or into the Surviving Corporation or the Surviving Corporation acquires any other Material business or Material portion of the assets of another entity, the Acquiror shall assume all obligations to indemnify the former directors and officers of the Company hereunder.

                  (d) Notwithstanding Subsection (a), (b) or (c) of this Section 7.11, the Acquiror and the Surviving Corporation shall be released from the obligations imposed by such subsection if the Acquiror shall assume the obligations of the Surviving Corporation thereunder by operation of Law or otherwise. Notwithstanding anything to the contrary in this
         Section 7.11, neither the Acquiror nor the Surviving Corporation shall be liable for any settlement effected without its written consent, which shall not be unreasonably withheld.


                          AGREEMENT AND PLAN OF MERGER

                  (e) The provisions of this Section 7.11 are intended to be for the benefit of, and shall be enforceable by, each Person entitled to indemnification hereunder and the heirs and representatives of such Person.

         SECTION 7.10 Newco. Prior to the Effective Time, Newco shall not conduct any business or make any investments other than as specifically contemplated by this Agreement and will not have any assets (other than the minimum amount of cash required to be paid to Newco for the valid issuance of its stock to the Acquiror) or any liabilities (other than stockholder's equity). The Acquiror shall take all action necessary to cause Newco to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

         SECTION 7.11 Securities Exchange Agreement. Prior to the Effective Time, the Acquiror will not amend, modify or terminate the Securities Exchange Agreement without the prior written consent of the Company.

         SECTION 7.12 Event Notices. From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other party hereto of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any condition to the obligations of such party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied and (ii) the failure of such party to comply with any covenant or agreement to be complied with by it pursuant to this Agreement which would be likely to result in any condition to the obligations of such party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied. No delivery of any notice pursuant to this Section 7.13 shall cure any breach of any representation or warranty or any failure to comply with any covenant or agreement of such party contained in this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

                                  ARTICLE VIII

                               CLOSING CONDITIONS

         SECTION 8.01 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by the parties hereto, in whole or in part, to the extent permitted by applicable Law:

                  (a) Effectiveness of the Financing Registration Statement. The Financing Registration Statement shall have been declared effective by the Commission under the Securities Act. No stop order suspending the effectiveness of the Financing Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall have been initiated by the Commission.


                          AGREEMENT AND PLAN OF MERGER

                  (b) Stockholder Approval. This Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company as required by the Corporate Statute.

                  (c) No Order. No Governmental Authority or Court shall have enacted, issued, promulgated, enforced or entered any Law, Regulation or Order (whether temporary, preliminary or permanent) that is in effect and that has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

                  (d) HSR Act. The applicable waiting period under the HSR Act shall have expired or been terminated.

                  (e) Foreign Governmental Authorities. The applicable waiting period under any competition Laws, Regulations and Orders of foreign Governmental Authorities, as set forth in the Acquiror's Disclosure Letter and the Company's Disclosure Letter, shall have expired or been terminated and any Permits or Orders required thereunder in order to consummate the Merger shall have been received by the parties hereto.

                  (f) Public Offering. The Public Offering shall be consummated concurrently with the Closing of the transactions contemplated hereby.

                  (g) Dissenting Stockholders. No holders of Company Common Stock shall have dissented from the Merger under conditions such that the aggregate amount of the Merger Consideration otherwise payable with respect to shares of Company Common Stock held by such holders, together with the Merger Expenses payable by the Company, shall equal or exceed nine percent (9%) of the total Merger Consideration payable with respect to all shares of Company Common Stock assuming no such holders dissented from the Merger.

                  (h) Registration Rights Agreement. The Registration Rights Agreement among the Acquiror and the Designated Company Stockholders shall have been executed and delivered by such parties.

         SECTION 8.02 Additional Conditions to Obligations of the Acquiror Companies. The obligations of the Acquiror Companies to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by the Acquiror Companies, in whole or in part, to the extent permitted by applicable Law:

                  (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement that is qualified as to materiality shall be true and correct in all respects and each of such representations and warranties that is not so qualified shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made again on and as of the Closing Date. The Acquiror


                          AGREEMENT AND PLAN OF MERGER

         Companies shall have received a certificate of the President and the Chief Financial Officer of the Company, dated the Closing Date, to such effect.

                  (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. The Acquiror Companies shall have received a certificate of the President and the Chief Financial Officer of the Company, dated the date of the Closing Date, to such effect.

                  (c) Tax Opinion. The Acquiror shall have received the opinion dated on or prior to the Closing Date of Vinson & Elkins LLP to the effect that (i) the Merger will constitute a reorganization under section 368(a) of the Code, (ii) the Acquiror, the Company and Newco will each be a party to that reorganization, and (iii) no gain or loss will be recognized by the Acquiror, the Company or Newco by reason of the Merger.

                  (d) Stockholders' Letters. The Acquiror shall have received from each owner of shares of Company Common Stock of record or, to the Knowledge of the Company, beneficially as of the date of the Company Stockholders' Meeting a Stockholder's Letter dated the date of the Company Stockholders' Meeting and from any Person who shall thereafter but prior to the Closing Date become an owner of Company Common Stock of record or, to the Knowledge of the Company, beneficially a Stockholder's Letter dated the Closing Date.

                  (e) Warrants. All the outstanding Warrants shall have, at or prior to the Closing, been exercised to purchase Company Common Stock and there shall be no other warrants, options or other obligations of Cynara outstanding to issue shares of Company Common Stock.

         SECTION 8.03 Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by the Company, in whole or in part, to the extent permitted by applicable Law:

                  (a) Representations and Warranties. Each of the representations and warranties of the Acquiror Companies contained in this Agreement that is qualified as to materiality shall be true and correct in all respects and each of such representations and warranties that is not so qualified shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made again on and as of the Closing Date. The Company shall have received a certificate of the President and the Chief Financial Officer of each of the Acquiror Companies, dated the Closing Date, to such effect.

                  (b) Agreements and Covenants. The Acquiror Companies shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date. The


                          AGREEMENT AND PLAN OF MERGER

         Company shall have received a certificate of the President and the Chief Financial Officer of each of the Acquiror Companies, dated the Closing Date, to such effect.

                  (c) Tax Opinion. The Company shall have received the opinion dated on or prior to the Closing Date of Reed Smith Shaw & McClay, LLP to the effect that (i) the Merger will constitute a reorganization under section 368(a) of the Code, (ii) the Acquiror, the Company and Newco will each be a party to that reorganization, and (iii) no gain or loss will be recognized by the stockholders of the Company upon the receipt of shares of Acquiror Common Stock in exchange for shares of Company Common Stock pursuant to the Merger except with respect to the cash portion of the Merger Consideration Per Share of Company Common Stock, any cash received in lieu fractional share interests, and any of the Conditional Earned Shares, the Accelerated Earned Shares and Earned Shares treated as imputed interest.

                  (d) Conformance of Acquiring Company Representations with Financing Registration Statement Disclosures. The disclosures in the Financing Registration Statement, at the time that it shall become effective, and in the Prospectus, at the Closing Date, shall not include any information that shall indicate that the condition set forth in subsection (a) of this Section 8.03 shall not have been satisfied.

                  (e) Bank Debt. The Acquiror Companies shall have either paid in full the outstanding indebtedness under the Company's credit facility at Banc One, Texas, N.A. or agreed with such bank to cause the Surviving Corporation to assume the indebtedness under such credit facility.

                                   ARTICLE IX

                                 INDEMNIFICATION

         SECTION 9.01 Survival of Representations, Warranties, Covenants and Agreements. The representations and warranties of the parties contained in Articles IV and V (other than those contained in Section 4.14 and in Sections
5.07 through 5.15, inclusive, and Sections 5.19 and 5.20) shall survive both the Closing and any investigation by the parties with respect thereto but shall terminate and be of no further force or effect on the first anniversary of the Closing Date. The representations and warranties contained in Sections 5.07 through 5.15 and Sections 5.19 and 5.20 shall terminate at the Effective Time and shall be of no further force or effect. The representations and warranties contained in Section 4.14 shall survive the Closing and any investigation by the parties with respect thereto but shall terminate and be of no further force or effect on the earlier of the fourth anniversary of the Closing Date or the date that is thirty (30) days after the results of an audit of the Company's federal income tax returns through the Closing have been reported to the Company by the Internal Revenue Service. Notwithstanding the foregoing, any such representation or warranty as to which a bona fide claim relating thereto is asserted in writing in accordance with Section 9.02 during such survival period shall, with respect only to such claim, survive such survival period pending resolution thereof. The covenants and agreements in this Article IX shall survive the


                          AGREEMENT AND PLAN OF MERGER

Closing and shall remain in full force and effect for such period as is necessary to resolve any bona fide claim made with respect to any representation or warranty contained in this Agreement during the survival period thereof. The remaining covenants and agreements of the parties hereto contained in this Agreement shall survive the Closing without any contractual limitation on the period of survival.

         SECTION 9.02     General Indemnification.

                  (a) If the transactions contemplated hereby to occur at the Closing are effected, the Acquiror, on the one hand, hereby agrees, and the Designated Company Stockholders, on the other, hereby severally agree (the Acquiror and such holders together each being an "Indemnifying Party"), from and after the Closing, to indemnify and hold harmless all those persons who hold Company Common Stock immediately prior to the Effective Time, on the one hand, and the Acquiror, on the other (each such group or person being the "Indemnified Party") against any losses, claims, damages or liabilities ("Losses") that such Indemnified Party shall actually incur, to the extent that such Losses (or actions, suits or proceedings in respect thereof and any appeals therefrom ("Proceedings")):

                           (i) arise out of or are based upon any allegation
                  that any representation or warranty made herein in Article IV or V for the benefit of the Acquiror or the Company, respectively, is untrue or has been breached in any respect; or

                           (ii) arise out of or are based upon any allegation
                  that any covenant or agreement made herein for the benefit of the Indemnified Party by the Indemnifying Party has not been performed in accordance with its terms;

         and will reimburse the Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending against any such Losses or Proceedings. Notwithstanding the foregoing, the Indemnifying Party shall be severally liable to the Indemnified Party under this Section only for the amount of individual Losses incurred by the Indemnified Party that exceed $250,000 in the aggregate; provided, however, that the amount of such Losses that are subject to indemnification hereunder shall not exceed $2,500,000 in the aggregate for all Designated Company Stockholders on the one hand and the Acquiror on the other; and provided, further, that the Losses incurred by an Indemnified Party shall, for purposes of determining the threshold level thereof in accordance with this sentence and otherwise, be offset by (i) the proceeds of any insurance received by the Indemnified Party with respect thereto and (ii) the amount of any federal income tax benefit actually realized by the Indemnified Party with respect thereto. No Designated Company Stockholder shall be liable hereunder for more than his pro rata share of Losses (based on the number of shares of Company Common Stock owned immediately prior to the Effective Time, including for this purpose the shares of Company Common Stock issuable upon exercise of all the Warrants) and may elect, in his sole discretion, to pay such Losses in cash or in Acquiror Common Stock or both. If the Designated Company Stockholder shall elect to pay all or any portion of such Losses in Acquiror Common Stock, the value of such


                          AGREEMENT AND PLAN OF MERGER

         Acquiror Common Stock shall be deemed to be the lower of the Initial Offering Price or the Current Market Price.

                  (b) Promptly after receipt by the Indemnified Party under subsection (a) of this Section of notice of a Loss or the commencement of any Proceeding against which it believes it is indemnified under this Section, the Indemnified Party shall, if a claim in respect thereto is to be made against the Indemnifying Party under this Section, notify the Indemnifying Party in writing of the commencement thereof; provided, however, that the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party to the extent that the Indemnifying Party is not prejudiced by such omission.

                  (c) The Indemnifying Party shall, within thirty (30) days after receipt of a notice of Loss or Proceeding given pursuant to subsection (b) of this Section, either (i) acknowledge liability, as between the Indemnifying Party and the Indemnified Party, for such Loss or the amount in controversy in such Proceeding and pay the Indemnified Party the amount of such Loss or the amount in controversy in such Proceeding in cash in immediately available funds (or establish by agreement with the Indemnified Party an alternative payment schedule),
         (ii) acknowledge liability, as between the Indemnifying Party and the Indemnified Party, for such Loss or the amount in controversy in such Proceeding, disavow the validity of the Loss or Proceeding or the amount thereof and, in the case of a proceeding to the extent that it shall so desire in accordance with subsection (d) of this Section, assume the legal defense thereof, or (iii) object (or reserve the right to object until additional information is obtained) to the claim for indemnification or the amount thereof, setting forth the grounds therefor in reasonable detail. If the Indemnifying Party does not respond to the Indemnified Party as provided in this subsection within such 30-day period, the Indemnifying Party shall be deemed to have acknowledged its liability for such indemnification claim in accordance with clause (i) of this subsection and the Indemnified Party may exercise any and all of its rights under applicable law to collect such amount.

                  (d) In the case of a Loss as to which the Indemnifying Party shall have responded pursuant to clause (ii) or (iii) of subsection (c) above, the parties shall attempt in good faith to resolve their differences for a period of 60 days following receipt by the Indemnified Party or Parties of the response of the Indemnifying Party pursuant to subsection (c) above and, if the parties are unable to resolve their differences within such period, the Indemnified Party or Parties may submit the matter to arbitration in accordance with the provisions of Section 11.09.

                  (e) If a Proceeding shall be brought against an Indemnified Party and it shall notify the Indemnifying Party thereof in accordance with subsection (b) of this Section, the Indemnifying Party shall, if it shall have responded to such notice in accordance with clause (ii) of subsection (c) of this Section, be entitled to assume the legal defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or such



                          AGREEMENT AND PLAN OF MERGER
         action, the Indemnifying Party shall not be liable to the Indemnified Party under this Section for any attorney's fees or other expenses (except reasonable costs of investigation) subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party does not assume the defense of a Proceeding as to which it has acknowledged liability, as between itself and the Indemnified Party, pursuant to clause (ii) of subsection (c) of this Section, the Indemnified Party may require the Indemnifying Party to reimburse it on a current basis for its reasonable expenses of investigation, reasonable attorney's fees and expenses and reasonable out-of-pocket expenses incurred in the defense thereof and, subject to the provisions of subsection (f) of this Section, the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party.

                  (f) An Indemnifying Party will not, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such Proceeding) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising out of such Proceeding. If the Indemnifying Party has responded to the Indemnified Party pursuant to clause (i) of subsection (c) of this Section, the Indemnified Party may settle or compromise or consent to the entry of any judgment with respect to the Proceeding that was the subject of notice to the Indemnifying Party pursuant to subsection (c) of this Section without the consent of the Indemnifying Party (but no such settlement, compromise or consent shall increase the indemnification obligation of the Indemnifying Party to which it has consented pursuant to clause (i) of subsection (c) of this Section). An Indemnified Party will not otherwise, without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Proceeding, but, if such Proceeding is settled or compromised or if there is entered any judgment with respect to any such Proceeding, in either case with the consent of the Indemnifying Party, or if there be a final judgment of the plaintiff in any such Proceeding, the Indemnifying Party agrees to indemnify and hold harmless any Indemnified Party from and against any loss or liability by reason of such settlement, compromise or judgment.

                  (g) From and after the Closing, the provisions of this Section shall be the sole and exclusive remedy of each party hereto for (i) any breach of the other party's representations or warranties contained in this Agreement or (ii) any breach of the other party's covenants or agreements contained in this Agreement.

                  (h) From and after the Closing, all representations, warranties, covenants and agreements herein to or for the benefit of the Company by the Acquiror shall be deemed to be representations, warranties, covenants and agreements directly to, with and for the benefit of the Designated Company Stockholders and the Designated Company Stockholders shall have the right to indemnification in accordance with Article IX from the Acquiror in connection therewith.


                          AGREEMENT AND PLAN OF MERGER

                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 10.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of the Company:

                  (a) by mutual consent of the Acquiror and the Company;

                  (b) by the Acquiror, upon a breach of any covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Subsection 8.02(a) or Subsection 8.02(b) would not be satisfied (a "Terminating Company Breach"); provided that, if (i) such Terminating Company Breach is curable by the Company through the exercise of reasonable efforts, (ii) the effective date of the Financing Registration Statement has not theretofore occurred and (iii) the Company is exercising reasonable efforts to cure the Terminating Company Breach, the Acquiror may not, for such period not exceeding 30 days as the Company continues to exert such efforts, terminate this Agreement under this Subsection 9.01(b);

                  (c) by the Company, upon breach of any covenant or agreement on the part of the Acquiror Companies set forth in this Agreement, or if any representation or warranty of the Acquiror Companies shall have become untrue, in either case such that the conditions set forth in Subsection 8.03(a) or Subsection 8.03(b) would not be satisfied (a "Terminating Acquiror Breach"); provided that, if (i) such Terminating Acquiror Breach is curable by the Company through the exercise of reasonable efforts, (ii) the effective date of the Financing Registration Statement has not theretofore occurred and (iii) the Acquiror is exercising reasonable efforts to cure the Terminating Acquiror Breach, the Company may not terminate, for such period not exceeding 30 days as the Acquiror continues to exert such efforts, this Agreement under this Subsection 9.01(c);

                  (d) by either Acquiror or the Company, if there shall be any Order which is final and nonappealable preventing the consummation of the Merger, unless the party relying on such Order has not complied with its obligations under Section 7.03;

                  (e) by either Acquiror or the Company, if the Merger shall not have been consummated before July 31, 1998; or

                  (f) by either Acquiror or the Company, if this Agreement shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at the Stockholders' Meeting.


                          AGREEMENT AND PLAN OF MERGER

         The right of any party hereto to terminate this Agreement pursuant to this Section 9.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

         SECTION 10.02 Effect of Termination. Except as provided in Section
10.05 or Section 10.01 of this Agreement, in the event of the termination of this Agreement pursuant to Section 10.01, this Agreement shall forthwith become void, there shall be no liability on the part of the Acquiror Companies or the Company or any of their respective officers or directors to the other and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party from liability for any breach of this Agreement.

         SECTION 10.03 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted pursuant to this Agreement upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 10.04 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. For purposes of this Section 10.04, the Acquiror Companies shall be deemed to be one party.

         SECTION 10.05 Fees, Expenses and Other Payments. All Expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such Expenses; provided, however, that the Acquiror may, at its option, pay any Expenses of the Company and, provided further, that the Company shall bear all expenses of Reed Smith Shaw & McClay LLP in connection with this Agreement and the transactions contemplated herein.

                                   ARTICLE XI

                               GENERAL PROVISIONS

         SECTION 11.01 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses or sent by electronic transmission to the telecopier number specified below:


                          AGREEMENT AND PLAN OF MERGER

                  (a)      If to any of the Acquiror Companies, to:

                           National Tank Company
                           2950 North Loop West
                           Suite 750
                           Houston, Texas 77092
                           Attention:  William B. Wiener III
                                       Senior Vice President and
                                       Chief Financial Officer
                           Telecopier No.:  713/683-7841

                  with a copy to:

                           Vinson & Elkins L.L.P.
                           First City Tower
                           1001 Fannin
                           Houston, Texas  77002-6760
                           Attention:  William E. Joor III
                           Telecopier No.: (713) 758-2346

                  (b)      If to the Company, to:
                           The Cynara Company
                           2925 Briarpark
                           Suite 1200
                           Houston, Texas 77042
                           Attention: Richard D. Peters
                           Telecopier No.: (713) 975-9611



                          AGREEMENT AND PLAN OF MERGER
                  with copies to:

                           George K. Hickox
                           Heller Hickox Dimeling Schreiber & Park
                           1629 Locust Street
                           Philadelphia, Pennsylvania 19103
                           Telecopier No.:  (215) 546-1041

                           and

                           Lori L. Lasher, Esquire
                           Reed Smith Shaw & McClay, LLP
                           2500 One Liberty Place
                           1650 Market Street
                           Philadelphia, Pennsylvania 19103
                           Telecopier No.:  (215) 851-1420

or to such other address or telecopier number as any party may, from time to time, designate in a written notice given in a like manner. Notice given by telecopier shall be deemed delivered on the day the sender receives telecopier confirmation that such notice was received at the telecopier number of the addressee. Notice given by mail as set out above shall be deemed delivered three days after the date the same is postmarked.

         SECTION 11.02 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 11.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 11.04 Entire Agreement. This Agreement (together with the Annexes, the Company's Disclosure Letter, the Acquiror's Disclosure Letter and the Confidentiality Agreement) constitutes the entire agreement of the parties, and supersedes all prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof.

         SECTION 11.05 Assignment. This Agreement shall not be assigned by operation of Law or otherwise.


                          AGREEMENT AND PLAN OF MERGER

         SECTION 11.06 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, other than pursuant to Sections 7.08 and 7.09 hereof, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 11.07 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

         SECTION 11.08 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Texas, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law; provided, however, that any matter involving the internal corporate affairs of any corporate party hereto shall be governed by the provisions of the Corporate Statute.

         SECTION 11.09 Arbitration. Any dispute referenced in subsection (g) of
Section 3.01 or subsection (d) of Section 9.02 shall be resolved by binding arbitration under the Commercial Arbitration Rules (the "AAA Rules") of the American Arbitration Association (the "AAA"). This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-14. The parties hereto agree that, pursuant to Section 9 of the Federal Arbitration Act, a judgment of a United States District Court of competent jurisdiction shall be entered upon the award made pursuant to the arbitration. Three arbitrators, who shall have the authority to allocate the costs of any arbitration initiated under this paragraph, shall be selected according to the AAA Rules or, if such AAA Rules do not so provide, then in accordance with the following sentence within ten (10) days of the submission to the AAA of the response to the statement of claim or the date on which any such response is due, whichever is earlier. The alternative selection shall be made as follows: one by a majority in interest of the Designated Company Stockholders, one by the Acquiror and one by the two so selected. The arbitrators shall conduct the arbitration in accordance with the Federal Rules of Evidence. The arbitrators shall decide the amount and extent of pre-hearing discovery which is appropriate. The arbitrators shall have the power to enter any award of monetary or injunctive relief (including the power to issue permanent injunctive relief and also the power to reconsider any prior request for immediate injunctive relief by either of the parties and any order as to immediate injunctive relief previously granted or denied by a court in response to a request therefor by either of the parties), including the power to render an award as provided in Rule 43 of the AAA Rules; provided, however, that the arbitrators shall not have the power to award punitive damages under any circumstances (whether styled as punitive, exemplary, or treble damages, or any penalty or punitive type of damages) regardless of whether such damages may be available under applicable law, the parties hereby waiving their rights, if any, to recover any such damages, whether in arbitration or litigation. The arbitrators shall award the prevailing party its costs and reasonable attorney's fees, and the losing party shall bear the entire cost of the arbitration, including the arbitrators' fees. The arbitration


                          AGREEMENT AND PLAN OF MERGER
award may be enforced in any court having jurisdiction over the parties and the subject matter of the arbitration. The arbitration shall be held in Houston, Texas.

         SECTION 11.10 Counterparts. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


                          AGREEMENT AND PLAN OF MERGER

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                      NATCO GROUP INC.


                                      By:  /s/ Nathaniel A. Gregory
                                          ------------------------------------
                                            Name:  Nathaniel A. Gregory
                                            Title: Chairman


                                      NATCO ACQUISITION COMPANY


                                      By:  /s/  Nathaniel A. Gregory
                                          ------------------------------------
                                            Name:
                                            Title:


                                      THE CYNARA COMPANY


                                      By:  /s/ Ralph M. Kelly
                                          ------------------------------------
                                            Name:  Ralph M. Kelly
                                            Title: Chief Executive Officer


                                    THE DESIGNATED COMPANY STOCKHOLDERS

                                            /s/ William R. Dimeling
                                          ------------------------------------
                                            William R. Dimeling

                                            /s/ Robert J. Hamaker
                                          ------------------------------------
                                            Robert J. Hamaker

                                            /s/ Douglas P. Heller
                                          ------------------------------------
                                            Douglas P. Heller

                                            /s/ George K. Hickox, Jr.
                                          ------------------------------------
                                            George K. Hickox, Jr.

                                            /s/ Ralph M. Kelley
                                          ------------------------------------
                                            Ralph M. Kelly



                          AGREEMENT AND PLAN OF MERGER

                                            /s/ Steven G. Park
                                         ------------------------------------
                                            Steven G. Park

                                            /s/ Richard R. Schreiber
                                         ------------------------------------
                                            Richard R. Schreiber

                                            /s/ John C. Tuten, Jr.
                                         ------------------------------------
                                            John C. Tuten, Jr.


                                         THE 1998 TRUST FOR JODY SMITH HAMAKER


                                         By: /s/ Jody Smith Hamaker
                                            ----------------------------------
                                         Name:   Jody Smith Hamaker
                                              --------------------------------
                                         Title:  Trustee
                                               -------------------------------

                                         BANC ONE CAPITAL PARTNERS II, LTD.


                                         By: /s/ Suzanne B. Kriscunas
                                            ----------------------------------
                                            Name:  Suzanne B. Kriscunas
                                            Title: Authorized Signer



                          AGREEMENT AND PLAN OF MERGER

                                                                       ANNEX A


                            SCHEDULE OF DEFINED TERMS

         The following terms when used in the Agreement shall have the meanings set forth below unless the context shall otherwise require:

         "Accelerated Additional Shares" shall mean that number of shares of Acquiror Common Stock (not less than zero) that is equal to 90% of the Estimated Gross Margin expressed in dollars on all Awarded Project Contracts divided by $49.75, less any Conditional Accelerated Additional Shares.

         "Accelerated Earnout Shares" shall mean the Accelerated Additional Shares divided by the number of shares of Company Common Stock outstanding at the Effective Time (after giving effect to the exercise of the Warrants).

         "Accelerated Payout Date" shall mean May 31, 2000.

         "Acquiror" shall mean Cummings Point Industries, Inc., a Delaware corporation, and its successors from time to time.

         "Acquiror Common Stock" shall mean the common stock, par value $0.01 per share, of the Acquiror.

         "Acquiror Companies" shall have the meaning ascribed to such term in the first paragraph of this Agreement.

         "Acquiror's Audited Consolidated Financial Statements" shall mean the consolidated balance sheets of the Acquiror and its Subsidiaries as of March 31, 1996 and the related consolidated statements of operations and cash flows for the fiscal years ended March 31, 1995 and 1996, together with the notes thereto, all as audited by KPMG Peat Marwick LLP, independent accountants, under their report with respect thereto dated June 27, 1997.

         "Acquiror's Consolidated Balance Sheet" shall mean the consolidated balance sheet of the Acquiror as of December 31, 1997 included in the Acquiror's Unaudited Consolidated Financial Statements.

         "Acquiror's Consolidated Financial Statements" shall mean the Acquiror's Audited Consolidated Financial Statements and the Acquiror's Unaudited Consolidated Financial Statements.

         "Acquiror's Disclosure Letter" shall mean a letter of even date herewith delivered by the Acquiror to the Company with the execution of the Agreement, which, among other things, shall identify exceptions to the Acquiror's representations and warranties contained in Article V by specific section and subsection references.

         "Acquiror's Unaudited Consolidated Financial Statements" shall mean the unaudited consolidated balance sheet of the Acquiror and its Subsidiaries as of December 31, 1997 and the related consolidated statements of operations and cash flows for the fiscal quarters ended December 31, 1996 and December 31, 1997, together with the notes thereto.

         "Acquiror Option Plan" shall mean the Acquiror's Non-Employee Directors Stock Option Plan and the Acquiror's Employee Stock Incentive Plan.

         "Acquiror Stock Options" shall mean stock options granted pursuant to the Acquiror Option Plans, as well as the individual employee issued otherwise than pursuant to a plan but that are set forth in Section 5.03(b) of the Acquiror's Disclosure Letter.

         "Additional Shares" shall mean that number of shares of Acquiror Common Stock (not less than zero) that is equal to the Earned Gross Margin expressed in dollars on all Awarded Project Contracts divided by $49.75 less any Accelerated Additional Shares and any Conditional Accelerated Additional Shares.

         "Affiliate" shall, with respect to any Person, mean any other Person that controls, is controlled by or is under common control with the former.

         "Agreement" shall mean the Agreement and Plan of Merger made and entered into as of March __, 1998 among the Acquiror, Newco and the Company, including any amendments thereto and each Annex (including this Annex A) and Schedule thereto (including the Acquiror's Disclosure Letter and the Company's Disclosure Letter).

         "Award Date" shall mean the date of receipt of the purchase order or commitment that, with respect to the definition of Awarded Project Contract, constitutes an Awarded Project Contract.

         "Awarded Project Contract" shall mean the receipt, on or prior to March 31, 2000, of (i) a purchase order related to a Project Contract, (ii) a commitment related to a Project Contract, e.g., a letter of intent, and work is commenced on the project substantially in accordance with the schedule contemplated by the commitment; provided, that a purchase order is subsequently received and accepted or (iii) a commitment with respect to the design engineering phase of a Project Contract and work is commenced on the project substantially in accordance with the schedule contemplated by the commitment; provided, that, in the case of clause (iii), a purchase order on the remaining phase is received within six months thereafter

         "Benefit Plans" shall mean, with respect to a specified Person, any employee pension benefit plan (whether or not insured), as defined in Section 3(2) of ERISA, any employee welfare benefit plan (whether or not insured) as defined in Section 3(1) of ERISA, any plans that would be employee pension benefit plans or employee welfare benefit plans if they were subject to ERISA, such as foreign plans and plans for directors, any stock bonus, stock ownership, stock option, stock purchase, stock appreciation rights, phantom stock or other stock plan (whether qualified or nonqualified), and any bonus or incentive compensation plan sponsored, maintained, or contributed to by the specified


                          AGREEMENT AND PLAN OF MERGER
                                    ANNEX A-2

Person or any of its Subsidiaries for the benefit of any of the present or former directors, officers, employees, agents, consultants or other similar representatives providing services to or for the specified Person or any of its Subsidiaries in connection with such services or any such plans which have been so sponsored, maintained, or contributed to within six years prior to the date of this Agreement; provided, however, that such term shall not include (a) routine employment policies and procedures developed and applied in the ordinary course of business and consistent with past practice, including wage, vacation, holiday and sick or other leave policies, (b) workers compensation insurance and
(c) directors and officers liability insurance.

         "BOCP" shall mean Banc One Capital Partners II, LTD as the holder of the Warrants.

         "Business Day" means any day other than a day on which banks in the State of Texas are authorized or obligated to be closed;

         "Certificate of Merger" shall have the meaning ascribed to such term in Section 2.04.

         "Closing" shall mean a meeting, which shall be held in accordance with
Section 3.03, of all Persons interested in the transactions contemplated by the Agreement at which all documents deemed necessary by the parties to the Agreement to evidence the fulfillment or waiver of all conditions precedent to the consummation of the transactions contemplated by the Agreement are executed and delivered.

         "Closing Date" shall mean the date of the Closing as determined pursuant to Section 3.03.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and Regulations promulgated thereunder.

         "Commission" shall mean the Securities and Exchange Commission.

         "Company" shall mean The Cynara Company, a Delaware corporation, and its successors from time to time.

         "Company Common Stock" shall mean both the Class A common stock, par value $0.001 per share, and the Class B common stock, par value $0.001 per share, of the Company.

         "Company Participants" shall have the meaning ascribed to such term in
Section 7.08 herein.

         "Company Stockholders Agreement" shall mean that certain Stockholders Agreement dated July 1, 1996 by and among the Company, BOCP and the stockholders of the Company.

         "Company's Audited Consolidated Financial Statements" shall mean the consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1997 and the related consolidated and combined statements of operations and cash flows for the fiscal years ended December 31 1996 and December 31, 1997, together with the notes thereto, all as audited by Ernst


                          AGREEMENT AND PLAN OF MERGER
                                    ANNEX A-3

& Young LLP, independent accountants, under their report with respect thereto dated March 11, 1998.

         "Company's Consolidated Balance Sheet" shall mean the consolidated balance sheet of the Company as of September 30, 1997 included in the Company's Unaudited Consolidated Financial Statements.

         "Company's Consolidated Financial Statements" shall mean the Company's Audited Consolidated Financial Statements and the Company's Unaudited Consolidated Financial Statements.

         "Company's Disclosure Letter" shall mean a letter of even date herewith delivered by the Company to the Acquiror Companies concurrently with the execution of the Agreement, which, among other things, shall identify exceptions to the Company's representations and warranties contained in Article IV by specific section and subsection references.

         "Company's Unaudited Consolidated Financial Statements" shall mean the unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 1997 and the related consolidated statements of operations and cash flows for the three months periods ended September 30, 1996 and September 30, 1997, together with the notes thereto.

         "Conditional Accelerated Additional Shares" shall mean that number of shares of Acquiror Common Stock that is equal to 75% of the Estimated Gross Margin expressed in dollars on the CTOC Project Contract if it shall become an Awarded Project Contract divided by $49.75.

         "Conditional Accelerated Earnout Shares" shall mean the Conditional Accelerated Additional Shares divided by the number of shares of Company Common Stock outstanding at the Effective Time (after giving effect to the exercise of the Warrants).

         "Conditional Accelerated Payout Date" shall mean the 30th Business Day following the award of the CTOC Project Contract if it shall become an Awarded Project Contract.

         "Confidentiality Agreement" shall mean that certain confidentiality agreement between the Acquiror and the Company dated December 11, 1997.

         "Constituent Corporations" shall mean the Company and Newco.

         "control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

         "Corporate Statute" shall mean the General Corporation Law of the State of Delaware.


                          AGREEMENT AND PLAN OF MERGER
                                    ANNEX A-4

         "Court" shall mean any court or arbitration tribunal of the United States, any foreign country or any domestic or foreign state, and any political subdivision thereof.

         "CTOC" shall mean the Carigali-Triton Operating Company Cakerawala Project.

         "Current Benefit Plans" shall mean Benefit Plans that are sponsored, maintained, or contributed to by a specified Person or any of its Subsidiaries as of the date of this Agreement.

         "Current Market Price" shall mean the closing sales price per share on the date of determination on the principal national securities exchange on which the Common Stock is admitted for trading or, if the Common Stock is not traded on such date, the average of the low asked and high bid prices per share of Common Stock on such exchange on such dates, or, if the Common Stock is not then admitted for trading on any national securities exchange, the average of the low asked and high bid prices per share on the date of determination in the over-the-counter market as reported by a securities brokerage firm of national reputation.

         "Designated Company Stockholders" shall mean those holders of Company Common Stock (including BOCP) who have executed and delivered this Agreement for the limited purpose of joining in the mutual covenants contained in Article IX herein and to enforce provisions of Article IX as contemplated therein and who shall have the right to become a party to the Registration Rights Agreement pursuant to Sections 6.05 and 8.01(h) herein.

         "Direct Costs" shall mean all the following costs:

              o Cost of purchased materials and services including inbound freight if applicable
              o Cost of membrane elements as calculated on a fully-absorbed facility basis applied evenly to all production, excluding depreciation
              o Engineering and drafting costs as allocated on a fully-burdened hourly basis related to the Awarded Project Contract (burden to include indirect hours, vacation and sick time, overtime premium, fringe benefits, office space rental, other allocated office costs, office supplies, computer hardware and software costs, automobile costs, travel and entertainment costs, and training costs)
              o         Commissions paid to internal and external parties
              o Direct project related financing costs including fees and interest for letters of credit and bonds
              o         Project-specific insurance
              o         Duties on import of U.S. goods
              o         Warranty charge equal to 0.5% of project revenue;

provided, however, that costs related to charges by Affiliates of the Company solely for purposes of this calculation will be competitive.


                          AGREEMENT AND PLAN OF MERGER
                                    ANNEX A-5

         "Earned Gross Margin" shall mean the actual Gross Margin, expressed in dollars, earned on an Awarded Project Contract as determined on March 31, 2001, together with a good faith estimate of the remaining Gross Margin, expressed in dollars, to be earned thereon after such date.

         "Earnout Shares" shall mean the number of Additional Shares divided by the number of shares of Company Common Stock outstanding at the Effective Time (after giving effect to the exercise of the Warrants).

         "Effective Time" shall mean the date and time of the completion of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Section 2.02.

         "Environmental Law or Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, or orders of any Governmental Authority pertaining to health or the environment currently in effect and applicable to a specified Person and its Subsidiaries, including the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990, as amended ("OPA"), any state or local Laws implementing the foregoing federal Laws, and all other environmental conservation or protection Laws. For purposes of the Agreement, the terms "hazardous substance" and "release" have the meanings specified in CERCLA; provided, however, that to the extent the Laws of the state or locality in which the property is located establish a meaning for "hazardous substance" or "release" that is broader than that specified in CERCLA, such broader meaning shall apply within the jurisdiction of such state or locality, and the term "hazardous substance" shall include all dehydration and treating wastes, waste (or spilled) oil, and waste (or spilled) petroleum products, and (to the extent in excess of background levels) radioactive material, even if such are specifically exempt from classification as hazardous substances pursuant to CERCLA or RCRA or the analogous statutes of any jurisdiction applicable to the specified Person or its Subsidiaries or any of their respective properties or assets.

         "Equity Securities" shall mean, with respect to a specified Person, any shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, such Person.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the Regulations promulgated thereunder.

         "Estimated Gross Margin" shall mean the Gross Margin expressed in dollars to be derived from an Awarded Project Contract, as estimated in good faith by the Acquiror.

                          AGREEMENT AND PLAN OF MERGER
                                    ANNEX A-6

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the Regulations promulgated thereunder.

         "Exchange Agent" shall mean a bank or trust company having a net worth in excess of $100 million designated and appointed to act in the capacities required thereof under Section 3.02.

         "Exchange Fund" shall mean the fund of Acquiror Common Stock and cash comprising the Merger Consideration Per Share of Company Common Stock in the aggregate, cash in lieu of fractional share interests and dividends and distributions, if any, with respect to such shares of Acquiror Common Stock established at the Exchange Agent pursuant to Section 3.02.

         "Expenses" shall mean all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the Registration Rights Agreement, the solicitation of stockholder approvals and all other matters related to the consummation of the transactions contemplated hereby.

         "Financing Registration Statement" shall have the meaning ascribed to such term in Subsection 7.02(a).

         "GAAP" shall mean accounting principles generally accepted in the United States consistently applied by a specified Person.

         "Governmental Authority" shall mean any governmental agency or authority (other than a Court) of the United States, any foreign country, or any domestic or foreign state, and any political subdivision or agency thereof, and shall include any multinational authority having governmental or quasi-governmental powers.

         "Gross Margin" shall mean all revenue derived from an Awarded Project Contract less all Direct Costs associated with such Awarded Project Contract.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Regulations promulgated thereunder.

         "Initial Offering Price" shall mean the initial public offering price per share of Acquiror Common Stock set forth on the cover page of the Prospectus included in the Financing Registration Statement on the effective date thereof as declared by the Commission under the Securities Act.

         "IRS" shall mean the Internal Revenue Service.

         "Knowledge" shall mean, with respect to either the Company or the Acquiror, the knowledge (obtained after reasonable inquiry) of any executive officer of such party.


                          AGREEMENT AND PLAN OF MERGER
                                    ANNEX A-7

         "Law" shall mean all laws, statutes, ordinances and Regulations of the United States, any foreign country, or any domestic or foreign state, and any political subdivision or agency thereof, including all decisions of Courts having the effect of law in each such jurisdiction.

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

         "Material" shall mean material to the condition (financial and other), results of operations or business of a specified Person and its Subsidiaries, if any, taken as a whole; provided, however, that, as used in this definition the word "material" shall have the meaning accorded thereto in Section 11 of the Securities Act.

         "Material Adverse Effect" shall mean any change or effect that would be material and adverse to the consolidated business, condition (financial or otherwise), operations, performance or properties (but excluding any outstanding capital stock or other securities) of a specified Person and its Subsidiaries, if any, taken as a whole; provided, however, that, as used in this definition the word "material" shall have the meaning accorded thereto in Section 11 of the Securities Act. Notwithstanding anything herein to the contrary, if the Company is not awarded any Project Contract in Southeast Asia, such circumstance shall not constitute a Material Adverse Effect on the Company.

         "Material Contract" shall mean each contract, lease, indenture, agreement, arrangement or understanding to which a specified Person or any of its Subsidiaries is a party or to which any of the assets or operations of such specified Person or any of its Subsidiaries is subject that is of a type that would be required to be included as an exhibit to a registration statement on Form S-1 pursuant to Paragraph (2), (4), (10) or (14) of Item 601(b) of Regulation S-K under the Securities Act if such a registration statement were to be filed by such Person under the Securities Act on the date of determination. Notwithstanding the foregoing, such term shall, in the case of the Company, include any of the following contracts, agreements or commitments, whether oral or written:

                  (1) Any collective bargaining agreement or other agreement with any labor union;

                  (2) any agreement, contract or commitment with any other Person, other than any agency or representation entered in the ordinary course of business, containing any covenant limiting the freedom of such specified Person or any of its Subsidiaries to engage in any line of business or to compete with any other Person;

                  (3) any partnership, joint venture or profit sharing agreement with any Person, which partnership, joint venture or profit sharing agreement generated revenues during its most recently completed fiscal year of $100,000 or more;

                  (4) any employment or consulting agreement, contract or commitment between the Company or any of its Subsidiaries and any employee, officer or director thereof

                          AGREEMENT AND PLAN OF MERGER
                                    ANNEX A-8

         (i) having more than one year to run from the date hereof, (ii) providing for an obligation to pay or accrue compensation of $100,000 or more per annum or (iii) providing for the payment or accrual of any additional compensation upon a change in control of such Person or any of its Subsidiaries or upon any termination of such employment or consulting relationship following a change in control of such Person or any of its Subsidiaries; and

                  (5) any agency or representation agreement with any Person which is not terminable by the Company or one of its Subsidiaries without penalty upon not more than one year's notice;

         "Merger" shall mean the merger of the Company with an into Newco as provided in Article II of this Agreement.

         "Merger Consideration" shall mean the aggregate Merger Consideration Per Share of Company Common Stock payable pursuant to Section 3.01 herein with respect to a specific number of shares of Company Common Stock.

         "Merger Consideration Per Share of Company Common Stock" shall mean the number of shares of Acquiror Common Stock, the right to receive an amount of cash and the right to receive the Earnout Shares into which each share of Company Common Stock is to be converted pursuant to the Merger as provided in
Section 3.01(a).

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "Newco" shall mean Natco Acquisition Company, a Delaware corporation and a wholly-owned Subsidiary of the Acquiror.

         "NYSE" shall mean the New York Stock Exchange, Inc.

         "Order" shall mean any judgment, order or decree of any Court or Governmental Authority, federal, foreign, state or local.

         "Payout Date" shall mean May 31, 2001.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "Permit" shall mean any and all permits, licenses, authorizations, orders, certificates, registrations or other approvals granted by any Governmental Authority.

         "Permitted Encumbrances" shall mean the following:

                  (1) liens for taxes, assessments and other governmental charges not delinquent or which are currently being contested in good faith by appropriate proceedings; provided

                          AGREEMENT AND PLAN OF MERGER
                                    ANNEX A-9
         that, in the latter case, the specified Person or one of its Subsidiaries shall have set aside on its books adequate reserves with respect thereto;

                  (2) mechanics' and materialmen's liens not filed of record and similar charges not delinquent or which are filed of record but are being contested in good faith by appropriate proceedings; provided that, in the latter case, the specified Person or one of its Subsidiaries shall have set aside on its books adequate reserves with respect thereto;

                  (3) liens in respect of judgments or awards with respect to which the specified Person or one of its Subsidiaries shall in good faith currently be prosecuting an appeal or other proceeding for review and with respect to which such Person or such Subsidiary shall have secured a stay of execution pending such appeal or such proceeding for review; provided that, such Person or such Subsidiary shall have set aside on its books adequate reserves with respect thereto;

                  (4) easements, leases, reservations or other rights of others in, or minor defects and irregularities in title to, property or assets of a specified Person or any of its Subsidiaries; provided that, such easements, leases, reservations, rights, defects or irregularities do not materially impair the use of such property or assets for the purposes for which they are held; and

                  (5) any lien or privilege vested in any lessor, licensor or permittor for rent or other obligations of a specified Person or any of its Subsidiaries thereunder so long as the payment of such rent or the performance of such obligations is not delinquent.

                  (6) the Lien of Banc One, Texas, N.A. on all assets of the Company.

         "Person" shall mean an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity, but shall not include a Governmental Authority.

         "Project Contract" shall mean a contract to supply a new membrane system, including all or part of the responsibilities for design, manufacture, delivery and startup of membranes and related equipment, where the destination of such membrane system is Southeast Asia; provided, however, that this definition shall not include long term service and parts contracts except to the extent they relate to spare parts ordered in conjunction with the original contract.

         "Prospectus" shall mean the prospectus included in the Financing Registration Statement at the time the Financing Registration Statement is declared effective and as thereafter amended or supplemented.

         "Public Offering" shall mean the initial public offering of Acquiror Common Stock contemplated by the Financing Registration Statement.


                          AGREEMENT AND PLAN OF MERGER
                                   ANNEX A-10

         "Registration Rights Agreement" shall mean an agreement among the Acquiror and the Designated Company Stockholders pursuant to which the Acquiror agrees to provide rights of registration of the offering, sale and delivery of shares of Acquiror Common Stock under the registration provisions of the Securities Act which shall give effect to the terms included on the Terms Sheet attached hereto as Annex C.

         "Regulation" shall mean any rule or regulation of any Governmental Authority having the effect of law.

         "Reports" shall mean, with respect to a specified Person, all reports, registrations, filings and other documents and instruments required to be filed by the specified Person or any of its Subsidiaries with any Governmental Authority.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the Regulations promulgated thereunder.

         "Securities Exchange Agreement" shall mean that certain agreement dated March 5, 1998 between the Acquiror and the Stockholders providing for the issuance by the Company of an aggregate of 1,479,258 shares of Acquiror Common Stock in exchange for $7,444,365 in aggregate principal amount of 13% Subordinated Notes Due 2000.

         "Southeast Asia" shall mean the countries and territorial waters included in the area bounded by and including Australia to the south, the Philippines to the east, China to the north and Pakistan to the west.

         "Significant Subsidiary" means any Subsidiary of the Company or Acquiror, as the case may be, that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the Commission.

         "Stockholders" shall mean Capricorn Investors, Ltd., a Delaware limited partnership, and Capricorn Investors II, Ltd., a Delaware limited partnership.

         A "Subsidiary" of a specified Person shall be any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, 50 percent or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         "Stockholder's Letter" shall mean a letter in form and substance substantially similar to the form thereof attached hereto as Annex B.

         "Stockholders' Meeting" shall have the meaning ascribed to such term in Subsection 7.01(a).

         "Surviving Corporation" shall mean Newco as the corporation surviving the Merger.

                          AGREEMENT AND PLAN OF MERGER
                                   ANNEX A-11

         "Tax Returns" shall mean all returns and reports of or with respect to any Tax which are required to be filed by or with respect to the Company or any of its Subsidiaries.

         "Taxes" shall mean all taxes, charges, imposts, tariffs, fees, levies or other similar assessments or liabilities, including income taxes, ad valorem taxes, excise taxes, withholding taxes, stamp taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, payroll and franchises imposed by or under any Law; and such terms shall include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such tax or any contest or dispute thereof.

         "Terminated Benefit Plans" shall mean Benefit Plans that were sponsored, maintained, or contributed to by a specified Person or any of its Subsidiaries within six years prior to the date of this Agreement but which have been terminated prior to the date of this Agreement.

         "Warrants" shall mean those certain warrants to purchase Company Common Stock issued by the Company and those options granted by stockholders of the Company, in each case held by BOCP as described in Section 4.03(b) of the Company's Disclosure Letter.



                          AGREEMENT AND PLAN OF MERGER
                                   ANNEX A-12

                                                                      ANNEX B

                              STOCKHOLDER'S LETTER

                                     [Date]


NATCO Group Inc.
Brookhollow Central III
2950 North Loop West, Suite 750
Houston, Texas 77092

Ladies and Gentlemen:

         The undersigned is a holder of Class A Common Stock of The Cynara Company, a Delaware corporation (the "Company"). Pursuant to the terms and subject to the conditions of that certain Agreement and Plan of Merger by and among NATCO Group Inc., a Delaware corporation (the "Acquiror"), Natco Acquisition Company, a newly formed Delaware corporation and a wholly owned Subsidiary of the Acquiror ("Newco"), and the Company dated as of March __, 1998 (the "Merger Agreement"), providing for, among other things, the merger of the Company with and into Newco (the "Merger"), the undersigned will be entitled to receive shares of Acquiror Common Stock in exchange for shares of Company Common Stock owned by the undersigned at the Effective Time of the Merger as determined pursuant to the Merger Agreement. Capitalized terms used but not defined herein are defined in Annex A to the Merger Agreement and are used herein with the same meanings as ascribed to them therein.

         The undersigned hereby represents that the undersigned the beneficial owner of the shares of Company Common Stock of which it is the record owner on the stock record books of the Company as of the date hereof and is an "accredited investor" within the meaning of such term as defined in Rule 501 of the General Rules and Regulations under the Securities Act. The undersigned acknowledges receipt of a draft dated March ___, 1998 of a Registration Statement on Form S-1 of NATCO Group Inc. to be filed with the Commission under the Securities Act.

         The undersigned has been advised that the offering, sale and delivery of the shares of Acquiror Common Stock to be received by the undersigned pursuant to the Merger will not have been registered with the Commission under the Securities Act and that, therefore, such shares of Acquiror Common Stock may not be resold by the undersigned unless the offering, sale and delivery of such shares are so registered under the Securities Act or an exemption from such registration is available. In that regard, the undersigned represents that the undersigned is acquiring the shares of Acquiror Common Stock to be received by the undersigned pursuant to the Merger without a view to the distribution thereof within the meaning of such term as used in the Securities Act and Rule 144 of the General Rules and Regulations thereunder.

         The undersigned understands that instructions will be given to the transfer agent for the Acquiror Common Stock with respect to the Acquiror Common Stock to be received by the undersigned pursuant to the Merger and that there will be placed on the certificates representing such


                          AGREEMENT AND PLAN OF MERGER
                                    ANNEX B-1
shares of Acquiror Common Stock, or any substitutions therefor, a legend stating in substance as follows:

         "These shares were issued in a transaction in which the offering, sale and delivery thereof were not registered under the Securities Act of 1933, as amended, in reliance on an exemption from such registration requirement. These shares may only be sold or otherwise transferred in a transaction in which the offering, sale and delivery thereof are registered under such Act or for which an exemption from such registration requirement is provided by such Act.

It is understood and agreed that the legend set forth above shall be removed upon surrender of certificates bearing such legend by delivery of substitute certificates without such legend if the undersigned shall have delivered to the Acquiror an opinion of counsel, in form and substance reasonably satisfactory to the Acquiror, to the effect that (i) the sale or disposition of the shares represented by the surrendered certificates may be effected without registration of the offering, sale and delivery of such shares under the Securities Act and
(ii) the shares to be so transferred may be publicly offered, sold and delivered by the transferee thereof without compliance with the registration provisions of the Securities Act.

         By its execution hereof, the Acquiror agrees that it will, from and after the Effective Time of the Merger and for so long as the undersigned owns any shares of Acquiror Common Stock to be received by the undersigned pursuant to the Merger that are subject to the restrictions on sale, transfer or other disposition herein set forth, take all reasonable efforts to make timely filings with the Commission of all reports required to be filed by it pursuant to the Exchange Act and will promptly furnish upon written request of the undersigned a written statement confirming that such reports have been so timely filed.

         If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

                                       Very truly yours,

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:
                                          Date:
                                          Address:

ACCEPTED this ___ day
of __________, 1998

NATCO Group Inc.

By:
         Name:
         Title:


                          AGREEMENT AND PLAN OF MERGER
                                    ANNEX B-2

                                                                       ANNEX C


                  TERMS SHEET FOR REGISTRATION RIGHTS AGREEMENT


1. Parties: The Acquiror, the Stockholders and the Designated Company Stockholders.

2.       Issuer: The registration rights are to be granted by the Acquiror.

3.       Number of "Demand" rights:  One.

4. Number of shares of Acquiror Common Stock required to "trigger" a "Demand" right: 250,000

5.       Number of "Piggy-Back" rights:  Unlimited.

6. Demand and Piggy-Back rights shall apply only to firmly underwritten offerings of Acquiror Common Stock for cash.

7. The Acquiror shall have the right to decline a Demand request for up to 60 days if the Acquiror in good faith in possession of material inside information the premature publication of which would adversely affect the Acquiror.

8. Expenses: All expenses related to the registration statement process shall be for the account of the Acquiror, including legal fees and expenses of counsel to the selling stockholders in connection with a "demand" registration statement, but excluding underwriting discounts and commissions, legal fees and expenses of counsel to any selling stockholder in connection with the exercise of a "piggy-back" right and stamp or transfer taxes applicable to the sale of shares by any selling stockholder.

9. The Registration Rights Agreement shall reflect, on a "most favored nation" basis, any rights granted to any other stockholders of the Company between the date of this Agreement and the date of the Registration Rights Agreement except that the number of "demand" rights shall not be increased and the requirement that "demand" and "piggy-back" rights shall apply only to formerly underwritten offerings of Acquiror Common Stock for cash shall not be varied as a result of the grant to any other stockholders of the Company of a registration right with respect to a distribution of Common Stock by a limited partnership to its partners.


                          AGREEMENT AND PLAN OF MERGER
                                    ANNEX B-3